QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Buffalo Wild Wings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BUFFALO WILD WINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
May 2, 2012

TO THE SHAREHOLDERS OF BUFFALO WILD WINGS, INC.:

        Our 2012 Annual Meeting of Shareholders will be held at the Marriott Minneapolis West/St. Louis Park, 9960 Wayzata Blvd., Minneapolis, Minnesota 55426, at 9:00 a.m. Central Daylight Time on Wednesday, May 2, 2012, for the following purposes:

  1.
  To elect members of the Board of Directors, thereby setting the number of members of the Board of Directors at eight.

  2.
  To advise in a non-binding vote to approve the compensation of our executive officers as disclosed in the attached proxy statement, or a "say-on-pay" vote.

  3.
  To approve the amendment and restatement of the Cash Incentive Plan.

  4.
  To approve the 2012 Equity Incentive Plan.

  5.
  To ratify the appointment of our independent registered public accounting firm for fiscal year ending December 30, 2012.

  6.
  To take action on any other business that may properly come before the meeting or any adjournment thereof.

        Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy, and our Annual Report on Form 10-K for the year ended December 25, 2011.

        Only shareholders of record as shown on our books at the close of business on March 8, 2012 will be entitled to vote at our 2012 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

        You are cordially invited to attend the 2012 Annual Meeting. Whether or not you plan to attend the 2012 Annual Meeting, please sign, date, and mail the enclosed form of Proxy in the return envelope provided as soon as possible. The Proxy is revocable and will not affect your right to vote in person in the event you revoke the proxy and attend the meeting. The prompt return of proxies will help us avoid the unnecessary expense of further requests for proxies.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders
to be Held on May 2, 2012:
The Notice, Proxy Statement, Form of Proxy Card and Annual Report on Form 10-K are available at:
http://www.cstproxy.com/buffalowildwings/2012

BY ORDER OF THE BOARD OF DIRECTORS,

Dated:	March 22, 2012 Minneapolis, Minnesota	Sally J. Smith President and Chief Executive Officer

BUFFALO WILD WINGS, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held
May 2, 2012

        The accompanying Proxy is solicited by the Board of Directors for use at the Buffalo Wild Wings, Inc. 2012 Annual Meeting of Shareholders to be held on Wednesday, May 2, 2012, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof. Buffalo Wild Wings, Inc. is referred to in this document as "we," "us," "our," and the "company."

        The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us. Our directors, officers, and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

        Any shareholder giving a Proxy may revoke it any time prior to its use at the 2012 Annual Meeting by giving written notice of such revocation to the Secretary or any one of our other officers or by filing a later dated written Proxy with one of our officers. Personal attendance at the 2012 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2012 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders, but which lack specific instruction with respect to any proposal, will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein, for the say-on-pay approval, for the amendment and restatement of the Cash Incentive Plan, for the approval of the 2012 Equity Incentive Plan, and for the ratification of our independent registered accounting firm.

        The presence at the Annual Meeting in person or by proxy of the holders of a majority of our outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall otherwise not be deemed to have been voted on such matter. As a result, an abstention as to any proposal will have no effect on the outcome of any proposal, except it will have the same effect as a vote against the ratification of our independent registered accounting firm.

        The mailing address of the principal executive office of Buffalo Wild Wings is 5500 Wayzata Boulevard, Suite 1600, Minneapolis, Minnesota 55416. We expect that this Proxy Statement, the related Proxy, and Notice of Annual Meeting will first be mailed to shareholders on or about March 22, 2012

Important Notice Regarding the Availability of Proxy Materials
for the Meeting of Shareholders to be Held on May 2, 2012:
The Notice, Proxy Statement, Form of Proxy Card and Annual Report on Form 10-K are available at:
http://www.cstproxy.com/buffalowildwings/2012

OUTSTANDING SHARES AND VOTING RIGHTS

        Our Board of Directors has fixed March 8, 2012 as the record date for determining shareholders entitled to vote at the 2012 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2012 Annual Meeting. At the close of business on the record date, there were 18,388,917 shares of our Common Stock issued and outstanding. The Common Stock is our only outstanding class of capital stock. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2012 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights. All references to shares and stock prices in this proxy statement have been adjusted as applicable to reflect our 2-for-1 stock split on June 15, 2007.

        Under applicable Minnesota law, the voting requirement for each proposal included in this proxy statement is as follows: 1) The election of the nominees to the Board of Directors requires the affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter; 2) The say-on-pay proposal will be deemed to have received advisory approval if it receives more FOR votes than AGAINST votes from the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter; and 3) The approval of the amended and restated Cash Incentive Plan, the approval of the 2012 Equity Incentive Plan, and the ratification of the auditors requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of our outstanding shares.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

        The following table provides information as of the record date concerning the beneficial ownership of our Common Stock by (i) the named executive officers in the Summary Compensation Table, (ii) each of our directors, and (iii) all current directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class(1)
Sally J. Smith(2)	94,615	*
James M. Schmidt(3)	52,003	*
Mary J. Twinem(4)	74,435	*
Judith A. Shoulak(5)	31,463	*
Kathleen M. Benning(6)	31,250	*
Dale M. Applequist	8,829	*
Robert W. MacDonald	3,901	*
Warren E. Mack	31,817	*
J. Oliver Maggard(7)	3,743	*
Michael P. Johnson	12,257	*
James M. Damian	4,367	*
Jerry R. Rose	1,000	*
All Current Executive Officers and Directors as a Group (16 Individuals)(8)	387,373	2.1%

*
Less than 1% of the outstanding shares of Common Stock.

(1)
Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included. Percentages are based on 18,388,917 shares of our Common Stock outstanding as of March 8, 2012.

(2)
Includes 400 shares held by Ms. Smith's daughter, 18,399 shares that are issuable within 60 days of March 8, 2012 in connection with vested restricted stock units and 34,815 shares which may be purchased by Ms. Smith upon exercise of currently exercisable options or options exercisable within 60 days of March 8, 2012.

(3)
Includes 10,264 shares that are issuable within 60 days of March 8, 2012 in connection with vested restricted stock units and 14,611 shares that may be purchased by Mr. Schmidt upon exercise of currently exercisable options or options exercisable within 60 days of March 8, 2012.

(4)
Includes 12,084 shares that are issuable within 60 days of March 8, 2012 in connection with vested restricted stock units and 14,436 shares that may be purchased by Ms. Twinem upon exercise of currently exercisable options or options exercisable within 60 days of March 8, 2012.

(5)
Includes 8,972 shares that are issuable within 60 days of March 8, 2012 in connection with vested restricted stock units and 14,416 shares that may be purchased by Ms. Shoulak upon exercise of currently exercisable options or options exercisable within 60 days of March 8, 2012.

(6)
Includes 7,828 shares that are issuable within 60 days of March 8, 2012 in connection with vested restricted stock units and 13,200 shares that may be purchased by Ms. Benning upon exercise of currently exercisable options or options exercisable within 60 days of March 8, 2012.

(7)
Includes 1,334 shares that may be purchased by Mr. Maggard upon exercise of currently exercisable options or options exercisable within 60 days of March 8, 2012.

(8)
Includes 69,454 shares that are issuable within 60 days of March 8, 2012 in connection with vested restricted stock units and 106,341 shares that may be purchased by current executive officers and directors upon exercise of currently exercisable options or options exercisable within 60 days of March 8, 2012. See footnote 2 for shares held indirectly.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth the only persons known by us to own more than 5% of our outstanding Common Stock.

Name and Address of 5% Owner	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2)	1,355,982	7.4%
40 East 52nd Street
New York, NY 10022
FMR, LLC(3)	2,014,502	11.0%
82 Devonshire Street
Boston, MA 02109
The Vanguard Group, Inc.(4)	979,203	5.3%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
Based on 18,388,917 shares of our Common Stock outstanding as of March 8, 2012.

(2)
According to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012 by BlackRock, Inc., BlackRock, Inc. has sole voting and dispositive power over all 1,355,982 shares.

(3)
According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012 by FMR, LLC, FMR, LLC has sole voting power over 450 shares and sole dispositive power over all 2,014,502 shares.

(4)
According to a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2012 by The Vanguard Group, Inc., The Vanguard Group, Inc. has sole voting power over and shared dispositive power over 25,430 shares and sole dispositive power over 953,773 shares.

CORPORATE GOVERNANCE

        Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business by discussing matters with management, reviewing materials provided to them, and participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.

Independence

        The Board has determined that a majority of its members are "independent" as defined by the listing standards of The Nasdaq Stock Market. The independent directors serving on the Board during fiscal year 2011 were Dale M. Applequist, Robert W. MacDonald, Warren E. Mack, J. Oliver Maggard, Michael P. Johnson, James M. Damian and Jerry R. Rose. The Board considered the fact that Mr. Mack is an attorney with Fredrikson & Byron, which provides legal services to us, and that Mr. Rose is an executive of Cargill, Inc., from whom we purchase commodities in the ordinary course of business. It was determined that these relationships do not adversely affect either Mr. Mack's or Mr. Rose's independence on our Board.

Code of Ethics & Business Conduct

        The Board has approved a Code of Ethics & Business Conduct, which applies to all of our employees, directors, and officers, and also a Code of Ethics ("Executive Code of Ethics"), which applies to our principal executive officer, principal financial officer, principal accounting officer, controller, executive and senior vice presidents, and vice presidents. The Codes address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Codes are available free of charge on our website at www.buffalowildwings.com and are available in print to any shareholder who sends a request for a paper copy to Buffalo Wild Wings, Inc., Attn. Investor Relations, 5500 Wayzata Boulevard, Suite 1600, Minneapolis, Minnesota 55416. We intend to include on our website any amendment to, or waiver from, a provision of our Executive Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Meeting Attendance

        Board and Committee Meetings.    During fiscal 2011, the Board held four (4) meetings. Each director attended at least 75% of the meetings of the Board and the committees on which such director served.

        Annual Meeting of Shareholders.    Our policy is that all directors are expected to attend our annual meetings of shareholders. If a director is unable to attend an annual meeting, the director must send a written notice to our Secretary at least one week prior to the meeting. All of the directors serving on our Board at the time, except Jerry R. Rose, attended our 2011 annual meeting of shareholders.

Executive Sessions of the Board

        An executive session of independent directors is generally held at the time of each regular Board meeting.

Board Leadership Structure and Role in Risk Oversight

        Our principles of corporate governance give the Board the authority to choose whether the roles of Chairman of the Board and Chief Executive Officer are held by one person or two people. The principles also give the Board the authority to change this policy if it deems it best for the company at any time. Currently, two separate people serve in the positions of Chief Executive Officer and Chairman of the Board of our company. We believe that our current leadership structure is optimal for our company at this time.

        Our Chief Executive Officer and Chairman have an excellent relationship that has given the Chief Executive Officer the freedom to successfully manage the company under the strong and insightful guidance of the Board. Our Board has seven independent members and one non-independent member, which is our Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive chairman, benefits our company and our shareholders. All our independent directors have demonstrated leadership in other organizations and are familiar with Board processes.

        While each of the committees of the Board evaluate risk in their respective areas of responsibility, our Governance Committee is primarily responsible for overseeing the company's risk management processes on behalf of the full Board. We believe that employing a committee specifically focused on our company's risk profile is beneficial, given the increased importance of monitoring risks in the current economic and business climate. We employ a risk manager that oversees day-to-day company risks as well as long-term and strategic risk management. The Governance Committee meets with the risk manager at every regular meeting to hear a report on risk assessment, and the risk manager is given the opportunity for an executive session with the Governance Committee. The Governance Committee discusses the company's risk profile, and the Governance Committee reports to the full Board on the most significant risk issues.

        While the Board and the Governance Committee oversee the company's risk management team, company management is ultimately responsible for day-to-day risk management activities. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Committees of the Board

        Our Board of Directors has established the following committees: Audit Committee, Compensation Committee, Governance Committee, Executive Committee, and Compliance Committee.

        Audit Committee.    The current members of the Audit Committee, all of whom satisfy the definition of "independent" for audit committee members as set forth in applicable Nasdaq listing standards, are J. Oliver Maggard, Chair, Robert W. MacDonald, James M. Damian, and Jerry R. Rose. The Audit Committee reviews, in consultation with our independent registered public accounting firm, our financial statements, accounting and other policies, accounting systems, internal audit reports, and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is responsible for the engagement of our independent registered public accounting firm and reviews other matters relating to our relationship with our independent registered public accounting firm. The Audit Committee also oversees the administration of our related party transactions policy, which is described in "Certain Relationships and Related Transactions" on page 49. The Board has determined that J. Oliver Maggard is the "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. We acknowledge that the designation of Mr. Maggard as the audit committee financial expert does not impose on Mr. Maggard any duties, obligations, or liability greater than the duties, obligations, and liability imposed on Mr. Maggard as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. The "Report of Audit Committee" is included on page 51. The Audit Committee held ten (10) meetings during fiscal 2011.

        Compensation Committee.    The current members of the Compensation Committee are Michael P. Johnson, Chair, Dale M. Applequist, J. Oliver Maggard, and James M. Damian. All members of the Compensation Committee are independent directors. The Compensation Committee develops and administers compensation policies and plans and is responsible for producing the "Compensation Committee Report," which is on page 40 of this Proxy Statement. The Compensation Committee designs and oversees our compensation programs for our Chief Executive Officer, Chief Operating Officer, Executive Vice Presidents, Senior Vice Presidents and Vice President, General Counsel. Our independent directors are responsible for final approval of the Compensation Committee's determination of the Chief Executive Officer's compensation. The Compensation Committee is vested with the same authority as the Board of Directors with respect to the granting of awards and the administration of our equity and non-equity plans. As part of its annual performance review of the Chief Executive Officer, which is conducted in connection with determining the Chief Executive Officer's compensation, the Compensation Committee may interview other executive officers. In determining compensation for other executive officers, the Compensation Committee takes into account recommendations from the Chief Executive Officer, among other factors. In setting 2011 compensation, the Compensation Committee retained Don Delves at The Delves Group as its compensation consultant. Mr. Delves is retained by and reports directly to the Compensation Committee. The Compensation Committee consults with Mr. Delves regarding the company's compensation plans, policies, and annual programs, with Mr. Delves attending most of the Committee's meetings. Mr. Delves has primarily assisted the Compensation Committee with review of equity compensation trends and does not provide any other consulting services to the Company. The Compensation Committee held five (5) meetings during fiscal 2011.

        Governance Committee.    The current members of the Governance Committee are Dale M. Applequist, Chair, Robert W. MacDonald, Michael P. Johnson and Jerry R. Rose, with Mr. Rose joining the Governance Committee in August, 2011. All members of the Governance Committee are independent directors. The Committee, acting as a nominating committee, screens and recommends to the Board of Directors candidates for nomination. The Committee also recommends to the Board the members of various committees, addresses corporate governance matters and oversees company risk management. The policies of the Governance Committee are described more fully in the "Governance Committee Report" on page 9. The Governance Committee held five (5) meetings during fiscal 2011.

        Executive Committee.    The members of the Executive Committee are Warren E. Mack, Chair, Sally J. Smith, J. Oliver Maggard, and James M. Damian. During the intervals between meetings of the Board of Directors, the Executive Committee has all the powers of the Board in the management of our business, properties and affairs, including any authority to take action provided in our Bylaws to be taken by the Board, subject to applicable laws. The Executive Committee, however, is not authorized to fill vacancies of the Board or its committees, declare any dividend or distribution or take any action which, pursuant to the Bylaws, is required to be taken by a vote of a specified portion of the whole Board. The Executive Committee held one (1) meeting during fiscal 2011.

        Compliance Committee.    On December 4, 2008, to comply with Nevada gaming laws, the Board formed a Compliance Committee, which is empowered to exercise its best efforts to identify and evaluate situations arising in the course of our business that may adversely affect the objectives of gaming control. The Compliance Committee must have at least three members and must include a director of the company and at least one person who is familiar with gaming regulatory laws and procedures and is independent of the company. The three members of the Compliance Committee are Warren E. Mack, our Chief Operating Officer, and an outside independent member. Our Compliance Committee reports to our Board and advises our Board if any activities are inappropriate, after investigation. It may use any of our resources and use whatever means it deems appropriate in conducting any such investigation. The Compliance Committee held four (4) meetings during fiscal 2011.

Communications with the Board

        Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no specific director is named, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:

Emily C. Decker VP, General Counsel and Secretary
Buffalo Wild Wings, Inc.
5500 Wayzata Boulevard, Suite 1600
Minneapolis, MN 55416

Compensation to Non-Employee Directors

        Cash Compensation.    In addition to being reimbursed for out-of-pocket expenses incurred while attending Board or committee meetings, the non-employee directors received the following annual cash compensation in 2011. The fees are paid quarterly.

$30,000	Board (non-chair) members
$50,000	Board chair
$8,000	Non-chair members of Audit, Compensation, Governance and Compliance Committees
$4,000	Non-chair members of Executive Committee
$16,000	Chairs of Audit and Compensation Committees
$10,000	Chair of Governance Committee
$5,000	Chair of Executive Committee

        Equity Compensation.    The non-employee directors are entitled to an annual grant of fully-vested stock units for the number of shares equal to $60,000 divided by the stock price on the date of grant. In 2011, each of our outside directors received a grant of 1,000 shares, which shares were issued to the directors on May 5, 2011. In 2012, the annual grants will be made May 3, 2012, which is the second day of the May Board Meeting. Upon the initial election of a non-employee director on a subsequent date, such director would be entitled to receive the foregoing grant on a pro rata basis.

        Deferred Compensation.    Our Deferred Compensation Plan permits the directors to defer up to 100% of compensation, including fees and restricted stock grants. Currently, no director has elected to defer any portion of compensation.

        Director Compensation Table.    The table below summarizes the compensation paid by us to our non-employee directors during fiscal year 2011.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Total ($)
Dale M. Applequist	$50,500	$60,000	$110,500
Robert W. MacDonald	$48,500	$60,000	$108,500
Warren E. Mack	$41,500	$60,000	$101,500
J. Oliver Maggard	$60,500	$60,000	$120,500
Michael P. Johnson	$56,500	$60,000	$116,500
James M. Damian	$67,500	$60,000	$127,500
Jerry R. Rose	$44,500	$60,000	$104,500

(1)
The amounts consist of the cash fees paid to the non-employee directors as described in "Cash Compensation" above.

(2)
Due to a clerical error, each of the non-employee directors other than James Damian received $5,000 more during 2011 than he should have received. This error was corrected in February, 2012, by paying each of those directors $5,000 less than he was otherwise entitled to at the time.

(3)
The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, of restricted stock unit awards made under our 2003 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 1(w) to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2011 filed with the Securities and Exchange Commission.

        As of December 25, 2011, one non-employee director held vested, unexercised stock options; J. Oliver Maggard held 1,334 vested, unexercised stock options.

 GOVERNANCE COMMITTEE REPORT

        The Governance Committee is comprised of independent directors. In accordance with its written charter, as well as the principles of corporate governance adopted by the Board of Directors and the nominating policies, the Governance Committee assists the Board of Directors with fulfilling its responsibilities regarding any matters relating to corporate governance, including selection of candidates for our Board of Directors. Its duties include oversight of: the principles of corporate governance by which Buffalo Wild Wings and the Board are governed; the codes of ethical conduct and legal compliance by which Buffalo Wild Wings and its directors, executive officers, employees, and agents are governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson, and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Buffalo Wild Wings, screening of Board member candidates and recommending nominees to the Board, evaluating the performance of Board members, and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board. Our principles of corporate governance provide that there should be at least seven directors on the Board, with a majority being independent.

        The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, third-party search firms, and other sources. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high standards of personal ethics and mature judgment, being able to work collegially with others, having commitment to shareholder value and being willing to devote the necessary time and energy to fulfilling the Board's responsibility of oversight of us. Independent directors are not permitted to serve on more than three other boards of for—profit companies, and management personnel are not permitted to serve on more than one other board of a for-profit company. In addition, factors such as the following may be considered:

  •
  appropriate size and diversity of the Board;

  •
  needs of the Board with respect to particular talent and experience;

  •
  the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

  •
  familiarity with domestic and international business affairs;

  •
  legal and regulatory requirements;

  •
  experience with accounting rules and practices;

  •
  appreciation of the relationship of our business to the changing needs of society; and

  •
  desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

        With respect to the first bullet-point above, the Governance Committee may consider a number of features in its evaluation of the Board's diversity, including geography, age, gender, ethnicity, and business experience. As indicated above, diversity is just one factor in the total mix of information the Board may consider when evaluating director candidates.

        Shareholders who wish to recommend one or more persons as a director candidate must provide a written recommendation to our Secretary. Notice of a recommendation must include the shareholder's name, address, and the number of Buffalo Wild Wings shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of each employer's business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements, and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. We may require a nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

        Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to our Secretary at the address below. For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting, the shareholder's name, address, and number of shares owned, and any material interest that the shareholder may have in the proposal. The Secretary will forward the proposals and recommendations to the Governance Committee. See "Shareholder Proposals" on page 52.

Emily C. Decker, VP, General Counsel and Secretary
Buffalo Wild Wings, Inc.
5500 Wayzata Boulevard, Suite 1600
Minneapolis, MN 55416

        A copy of the current Governance Committee Charter can be found on Buffalo Wild Wings' website at www.buffalowildwings.com.

Members of the Governance Committee Dale M. Applequist, Chair Robert W. MacDonald Michael P. Johnson Jerry R. Rose

ELECTION OF DIRECTORS
(Proposal #1)

        Our Bylaws provide that the number of directors shall be the number set by the shareholders. The Bylaws require that we have at least one director. In accordance with our principles of corporate governance, which require at least seven directors, and the recommendations of the Governance Committee, the Board set the number of directors at eight (8) and selected the persons listed below as nominees to be elected at the 2012 Annual Meeting of Shareholders. Unless otherwise instructed, the Proxies will be voted to elect the eight nominees listed below, thereby setting the number of members of the Board at eight.

        If elected, the individuals listed below shall serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. All of the nominees are members of the current Board of Directors. If, prior to the 2012 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unwilling or unable to serve as a director after the 2012 Annual Meeting by reason of resignation, death, incapacity, or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as may be selected by the Board of Directors. Alternatively, the Proxies may, at the Board's discretion, be voted for such fewer number of nominees that may result from such resignation, death, incapacity, or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will withdraw or be unable to serve.

Name	Age	Position with Buffalo Wild Wings	Director Since
Sally J. Smith(4)	54	President, Chief Executive Officer and Director	1996
Dale M. Applequist(2)(3)	64	Director	1997
Robert W. MacDonald(1)(2)	69	Director	2003
Warren E. Mack(4)(5)	67	Director	1994
J. Oliver Maggard(1)(3)(4)	57	Director	1999
Michael P. Johnson(2)(3)	64	Director	2006
James M. Damian(1)(3)(4)	61	Chairman of the Board	2006
Jerry R. Rose(1)(2)	61	Director	2010

(1)
Member of Audit Committee

(2)
Member of Governance Committee

(3)
Member of Compensation Committee

(4)
Member of Executive Committee

(5)
Member of Compliance Committee

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTORS.

Business Experience of the Director Nominees

        Sally J. Smith has served as our Chief Executive Officer and President since July 1996. She served as our Chief Financial Officer from 1994 to 1996. Prior to joining Buffalo Wild Wings, she was the Chief Financial Officer of Dahlberg, Inc., the manufacturer and franchisor of Miracle-Ear hearing aids, from 1983 to 1994. Ms. Smith began her career with KPMG LLP, an international accounting and auditing firm. Ms. Smith is a CPA. Ms. Smith serves on the board of Alerus Financial Corporation and served as chairperson of the National Restaurant Association in 2011.

        Ms. Smith has been our Chief Executive Officer and President since 1996 and has led our company through significant growth and success. Her financial background gives her focus on the details of restaurant economics and her involvement in the National Restaurant Association exposes her to the current issues in the restaurant industry. She was elected to be Chairperson of the National Restaurant Association for the year 2011, which demonstrates that she is respected as an industry leader.

        Dale M. Applequist served as President and Chief Executive Officer of Cash Plus, Inc., an advertising agency that he co-founded, from 1978 to 1998. He also was a partner and director of Campbell-Mithun Advertising, LLC from 1990 to 1998.

        Mr. Applequist comes to our company with experience as both an entrepreneur and as a Chief Executive Officer. He has marketing experience in many industries, including retail, restaurants and hospitality. He is a resource for our research and marketing departments and has extensive institutional knowledge from his years acting as a Director with our company.

        Robert W. MacDonald has been a principal of CTW Consulting, LLC, a business consulting firm, since March 2002. Mr. MacDonald served as the Chief Executive Officer and Chairman of Allianz Life Insurance Company of North America from October 1999 to March 2002 and continued to serve as a director through December 2006. From 1987 to 1999, Mr. MacDonald served as Chairman and Chief Executive Officer of LifeUSA Holding, Inc., an insurance holding company.

        Mr. MacDonald brings to the company the unique combination of serving at the highest levels of large corporate structures as well as being an entrepreneur, starting an insurance company and building it to be competitive nationally. He also has experience building and changing the culture of organizations, which he developed during some significant mergers during his career. The Board feels that these perspectives are particularly important for a growing company that is striving to become a global brand.

        Warren E. Mack has been an attorney with the law firm of Fredrikson & Byron, P.A. since 1969, serving as its Chairman from 1999 to 2004, its President from 1985 to 1997 and as a director from 1978 to 2004. Fredrikson & Byron, P.A. provides legal services to us. Mr. Mack served as our Interim Chairman from August 2007 to February 2008. Mr. Mack also serves on the boards of several charitable organizations.

        Mr. Mack is a long-time member of our Board who brings vast institutional knowledge to the current Board. He has board experience in academia, businesses and law firms, which gives him extensive corporate governance knowledge. He has been both a Chief Executive Officer and Chairman of the Board, which gives him insight into the relationship between those two roles.

        J. Oliver Maggard has served as Managing Partner of Caymus Partners LLC, an investment banking firm, since October 2002. From January 1995 to October 2002, Mr. Maggard was a Managing Director and Partner of Regent Capital Management Corp., a private equity firm which he co-founded. Prior to founding Regent Capital, Mr. Maggard held various positions with Bankers Trust Company, Kidder Peabody & Company, Inc., Drexel Burnham Lambert Incorporated, and E.F. Hutton & Co. Mr. Maggard also serves as a director of Phoenix Aromas & Essential Oils, LLC.

        Mr. Maggard has significant financial experience and brings strong leadership to the Board and the Audit Committee. He understands the intricacies of restaurant-level financials as well as how they have an impact on the financials of the overall company.

        Michael P. Johnson has served as President and CEO of J & A Group, LLC, a small business and management consulting company, since June 2008. In March 2008, Mr. Johnson retired as Senior Vice President and Chief Administrative Officer of The Williams Companies, Inc., a publicly-held natural gas producer, processor, and transporter, having joined The Williams Companies in 1998. From 1991 to 1998, Mr. Johnson served in various officer-level positions for Amoco Corporation, most recently as Vice President of Human Resources. Mr. Johnson serves on the Board of Directors of QuikTrip Corporation, CenterPoint Energy, Inc. and Patriot Coal Corp. Mr. Johnson also serves on the boards of several charitable organizations and foundations.

        Mr. Johnson brings to our Board significant experience in corporate strategy development, human resources and organizational development. He has senior management experience in leading global organizations through all business cycles and large-scale organizational change, which has made him an important resource to our company in the area of strategy development and aligning the organization and people to successfully implement the strategy. Mr. Johnson chairs our Compensation Committee and is an advocate for utilizing best practices in the area of corporate governance.

        James M. Damian served as Senior Vice President of Best Buy's Enterprise Design Group from 1998 to 2010, prior to which he held various positions with Howard Sant Partnerships, a London architectural firm; Harvey Nichols, a London-based luxury retailer; B. Altman & Co.; R. H. Macy & Co.; and Hindsgaul Mannequins Worldwide of Copenhagen, New York and Paris. Mr. Damian was appointed to serve as the Chairman of our Board in February 2008. He also serves on the boards of several charitable organizations.

        Mr. Damian was Senior Vice President, Enterprise Design Group, at Best Buy, where he was responsible for reinventing the experience of shopping in mass specialty retail. He uses this experience to bring to our company the relentless pursuit of new concepts that go against the grain and challenge the status quo. He also has expertise in concept development and guest experience and how these transfer to an international model that fits in other cultures.

        Jerry R. Rose has served as Corporate Vice President of Cargill, Inc. since 2004 and he is a member of the Corporate Center and a platform leader for the Cargill Animal Nutrition, Animal Protein & Salt Platform and the Cargill BioFuels, BioIndustrial & Emerging Business Platform. He joined Cargill in 1973 and has had various accounting and executive positions with the company. Mr. Rose is currently Chairman of the Malcolm Baldrige Award Board of Overseers.

        Mr. Rose brings to the Board financial experience, as well as a wealth of knowledge on international business. He has senior management experience in a large global organization and will be an important resource to the Company as it expands both domestically and internationally.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Executive Summary

        In this section we will describe our executive compensation program, including the objectives and elements of compensation as well as determinations made by the Compensation Committee of the Board of Directors for Buffalo Wild Wings regarding Sally Smith, President and Chief Executive Officer, James Schmidt, Chief Operating Officer, Mary Twinem, Executive Vice President and Chief Financial Officer, Judith Shoulak, Executive Vice President of North American Operations and Kathleen Benning, Executive Vice President of Global Brand and Business Development. This is the group referred to in this document as our named executive officers. Detailed information regarding the compensation of our named executive officers is included in the executive compensation tables that follow.

        The objective of Buffalo Wild Wings' executive compensation program is to enable the company to recruit, retain and motivate a highly qualified management and leadership team by providing market-based levels of compensation in a way that builds a strong team at the top as a model for the entire organization. We believe compensation programs can help facilitate and drive our employees' behavior and performance. Accordingly, we design our executive compensation principles to align compensation with current and desired company performance. Our program is designed to provide incentives to our executives for the achievement of individual and company performance objectives. Our executives, as a team and individually, will benefit from larger rewards when performance objectives are achieved and exceeded and conversely will receive lower or no rewards when the performance objectives fall below targeted levels. A substantial percentage of the compensation for our named executive officers is at risk and based solely on achieving company objectives.

        Buffalo Wild Wings is focused on profitable growth that builds shareholder value. To accomplish this goal, we need to attract, motivate, retain, and fairly reward executive talent with a total competitive compensation plan composed of three main elements: (1) base salaries; (2) annual cash incentive compensation; and (3) equity incentive compensation in the form of awards of performance-based restricted stock units and stock options. The basic philosophy of this three-part compensation program is that the named executives should earn more than their base salaries if performance goals are met and be rewarded for long-term sustained growth in company value. The Committee makes its compensation design decisions based on the following: supporting the Company's purpose, holding executives accountable for the Company's goals, ensuring alignment with shareholder interests, encouraging employee engagement, and optimizing results.

        The strategies we put in place for 2011 accomplished our goal to remain a category-leading, high-growth concept. We increased our presence with 85 net additional restaurants in North America, ending the year with 817 locations in 46 states and Canada. Our restaurant teams were focused on building sales throughout the day and particularly on game days. We achieved strong results for the year as company-owned same-store sales grew by 6.1% and franchised restaurant same-store sales grew 3.6%. These increases helped to drive a 27.9% increase in revenue and helped us surpass the two billion dollar mark in system-wide sales for 2011. We achieved strong sales in new and existing restaurants to deliver net earnings growth of over 31%. We provided substantial value to our shareholders with earnings per diluted share of $2.73 for the year and a 52% increase in our stock price over the course of the year.

        Buffalo Wild Wings had a very successful 2011, which was reflected in the significantly increased annual incentive payouts to our named executive officers, in particular. Our fiscal 2011 financial performance, our performance for the previous three years and the individual performance of our executive officers, served as key factors in determining compensation for 2011, including as follows:

  •
  Salaries:    The Company gave salary increases that reflected the Company's prior year performance as well as the individual officers' performance against their individual objectives. The CEO's, CFO's and EVP, North American Operations's salaries increased 3-5%, based on these individuals maturing in their roles, the growth of the company and comparisons to other companies. Our COO and EVP, Global Brand and Business Development received more significant salary increases due to their increased responsibilities as they entered new roles in 2011.

  •
  Annual Cash Incentive Program:    Revenue, restaurant openings, net income and same store sales are the key metrics for our named executive officers' annual cash incentive program. These metrics give us a balanced approach to evaluating annual company performance. We made no changes to the annual incentive targets as a percentage of salary in the 2011 program, but the company's strong performance exceeding most of its targets resulted in significantly higher payouts for 2011 than for 2010.

  •
  The Company achieved 106.2% of its Revenue target.

  •
  The Company achieved its goal of positive same store sales for each quarter and positive same store sales for the year.

  •
  The Company achieved 115.0% of its Net Income target.

  •
  The Company was 4 short of its company-owned restaurant openings target and 7 short of its franchised restaurant openings target.

  •
  Based on these performance results, the annual cash incentive program payout for 2011 for the named executive officers was between 150% and 152% of the target amount. They each also received a bonus payment for achievement or personal objectives.

  •
  Equity Incentive Program:    Three-year cumulative net income growth is the only metric for the restricted stock units portion of the equity incentive program, which is closely linked to the Company's total shareholder return. No changes were made in the payout percentages for this program. The Company achieved 112.7% of its target for its three-year goal, which exceeded the maximum level of the program, and this achievement was reflected in the equity incentive awards, which paid out at 200% of target for the 2009-2011 performance period for the restricted stock units portion of the program.

        We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the fiscal 2011 compensation of the named executive officers.

Executive Compensation Program Highlights

  •
  The compensation of our named executive officers is reviewed and established annually by the Compensation Committee, consisting of all independent directors. The CEO's compensation is approved by all the independent directors.

  •
  Buffalo Wild Wings prepares and reviews with the Committee tally sheets of each named executive officer at each Committee meeting. This information is used by the Committee to understand the implications of its decisions on compensation for the named executive officers.

  •
  The Committee works with the Delves Group, a compensation consultant, to review peer data and assist with structuring the compensation programs.

  •
  The material elements of the compensation program are base salary, an annual cash incentive program and a long-term equity incentive program. The metrics for the annual cash incentive program are revenue, same-store sales, net income, restaurant openings and individual performance objectives. The metric for the restricted stock units portion of the equity incentive program is three-year cumulative net income.

  •
  We target the market median for base salaries because we believe that it is a good benchmark of what is generally competitive, but we also believe that base salaries may vary based upon experience, individual performance and internal equity considerations. In addition to base salary considerations, we provide a total direct compensation opportunity targeted to earn additional compensation at the 75th percentile for 75th percentile level performance within the peer group.

  •
  We believe that a substantial portion of the compensation for our executives should be at risk and received only to the extent Buffalo Wild Wings' and the executive accomplish goals approved by the Compensation Committee and the Board.

  •
  We expect our named executive officers to have a higher percentage of their total compensation at risk than our other executives.

  •
  Our 2010 compensation was supported by over 97% of our shareholders, and the Compensation Committee did not make any significant changes to the compensation for 2011 because it felt that the compensation program fairly motivated and compensated executive officers, which was demonstrated by the strong support of our shareholders.

  •
  For comparison purposes, the Committee utilizes a peer group of 15 restaurant companies. This peer group did not change from 2010 to 2011.

  •
  In 2011, we instituted stock ownership guidelines for executive officers and directors.

  •
  Each of our named executive officers is party to an employment agreement that contains change of control provisions. Consistent with best practices, no tax gross-ups are provided to offset any tax liability for any change in control separation payments.

  •
  The company provides a deferred compensation program and the following perquisites; a) company cars or car allowances; b) executive physicals and enhanced insurance coverage; and c) personal financial planning services.

Total Rewards Philosophy

        As a long-term growth company, our Total Rewards Philosophy is that we want to complement other company programs that are intended to maximize the principles of accountability, alignment, engagement and optimization among our team members. Our philosophy is to "pay for performance" by designing our compensation programs to reward team members for company and individual success. We define performance to mean attaining the right results the right way.

        Different elements of our Total Rewards Philosophy serve different purposes. Our base salaries are meant to attract and retain team members while also recognizing strong performance. The purpose of annual incentives is to motivate and reward team members for achieving or surpassing targeted results or goals for the year. The focus of long-term incentives is to motivate and reward successful long-term value creation and the achievement of annual and long-term financial and growth goals for the enterprise. Additionally, long-term incentives also serve as a retention tool for our executive talent and as a tool to align the interests of our executives with our shareholders. Our benefits program is intended to attract and retain team members.

        We strive for our aggregate target total direct compensation (base salary, annual incentives and long-term incentives) to be at the 75th percentile for 75th percentile performance among our peer group identified below. As our performance deviates from the 75th percentile, compensation will deviate accordingly.

        The intention of our Total Rewards Philosophy is to communicate our beliefs concerning total rewards. Our philosophy is supported by four specific Total Rewards Principles, which serve as the guiding framework to our specific compensation programs and approaches we use to drive performance.

Total Rewards Principles

Principle	Purpose
Accountability	• Ensures financial rewards are aligned with executive's area of impact (function, division and/or geography)
• Maintains a consistent link between performance, rewards and results
• Rewards results while recognizing effort
Alignment	• Ensures that all compensation plans are appropriately aligned with the interests of shareholders and other team members across geographies, business units and across chain of command
Engagement	• Promotes a high level of urgency, motivation and inspiration
• Makes the link between pay and performance clear
• Promotes teamwork and collaboration
Optimization	• Encourages team members and teams to achieve extraordinary results
• Rewards exceptional performance with exceptional pay

Stock Ownership Guidelines

        We believe that the executives and directors should have an appropriate equity interest in order to align their interests with those of our shareholders. We encourage executive officers to own stock by providing opportunities for stock ownership through stock options, performance-based restricted stock units, and an Employee Stock Purchase Plan. We grant directors $60,000 worth of fully-vested stock units annually. We instituted stock ownership guidelines in May 2011, and the stock ownership guidelines are as follows:

Director/Officer	Amount of stock required
Chief Executive Officer	Five times base salary
Chief Operating Officer	Three times base salary
Executive Vice Presidents	Three times base salary
Director	Three times annual cash retainer

        Executive officers and directors have six years to reach their stock ownership guidelines and the guidelines account for all stock held solely by the individual, including shares held outright, fully vested restricted stock units, "vested, in the money" stock options (current, pre-tax value of vested stock options if they were exercised; only takes into account stock options where current stock price is above grant price), stock purchased through the Employee Stock Purchase Plan, and stock held in deferred compensation accounts. Each of the named executive officers and each of the directors, except Jerry Rose, have met the ownership guidelines. Jerry Rose has only been a member of the Board for one year and is on pace to reach the guidelines within the allotted time period.

Separation and Change in Control Arrangements

        The named executive officers, in accordance with the terms of their respective employment agreements and award agreements under equity compensation plans, are eligible for benefits and payments upon certain terminations of employment as described under "Potential Payments Upon Termination or Change in Control" on page 47.

        Separation Benefits.    Severance payments for named executive officers have been and continue to be triggered upon (i) the company's failure to renew an employment agreement, (ii) the executive's resignation with good reason, or (iii) the company's termination of executive's employment without cause. The Employment Agreements provide for severance payments of base salary and medical benefits for 12 months if the executive has been employed by the company for less than five years and 18 months if the executive has been employed by the company for 5 years or more. Regardless of the length of the executive's length of service, the severance arrangements in the Employment Agreements also include payment of a pro-rated annual cash incentive for the year of termination based on actual performance against established goals. We believe that the severance arrangements are appropriate, given the service provided, the additional time that may be required for higher-level employees to secure other employment, and the benefit to the company of obtaining twelve-month non-compete and non-solicitation commitments and a general release from each executive.

        Change in Control Separation.    If a named executive officer's employment is terminated within one year after a change in control for any of the reasons set forth above in "Separation Benefits," then, in addition to the severance payments described in the previous paragraph, the exercisability of all of the executive's outstanding stock options will be accelerated and any outstanding restricted stock units scheduled to vest at the end of the year in which the termination occurs will immediately vest. Change of Control shall mean any change in effective control or ownership of the Company that constitutes a Change in Control as such term is defined under the Buffalo Wild Wings, Inc. 2003 Equity Incentive Program, as in effect from time to time and constitutes a change in ownership or effective control, or in a change in the ownership of a substantial portion of the assets, of the Company under Internal Revenue Code Section 409A. The Committee believes the use of a "double trigger" arrangement, requiring both a change in control and a termination of employment before accelerating vesting and exercisability, appropriately addresses several goals. It reflects the value to the company of avoiding the distraction and loss of key executives that may occur in connection with any potential or actual change in control, without providing accelerated benefits to executives who continue to enjoy employment after such a transaction. At the same time, the arrangement is believed to be more attractive to acquiring companies, who may place significant value on retaining members of the company's executive team. Consistent with best practices, no excise tax or income tax gross-ups are provided to offset any tax liability for any Change in Control Separation payments.

Compensation Consultant

        In setting 2011 compensation, the Compensation Committee retained Don Delves at The Delves Group as its compensation consultant. Mr. Delves is retained by and reports directly to the Compensation Committee. The Compensation Committee consults with Mr. Delves regarding the company's compensation plans, policies, and annual programs, with Mr. Delves attending most of the Committee's meetings. Mr. Delves has primarily assisted the Compensation Committee with review of equity compensation trends and does not provide any other consulting services to the Company. The Delves Group performs a competitive compensation analysis for each of the executive officers, using peer group data and other competitive data.

Peer Group

        The Compensation Committee uses peer group data as one factor in analyzing executive compensation. The Delves Group assists the company in determining which companies belong in our peer group. Our peer group consists of 15 restaurant companies with revenues ranging from one-half to two times that of Buffalo Wild Wings. Our peer group at the time 2011 compensation was determined was comprised of the following companies: Chipotle Mexican Grill, Inc., Panera Bread Company, P.F. Chang's China Bistro, Inc., Ruby Tuesday, Inc., Texas Roadhouse, Inc., Red Robin Gourmet Burgers, Inc., O'Charley's Inc., CEC Entertainment, Inc., Sonic Corporation, BJs Restaurants, Inc., Ruth's Hospitality Group, Inc., McCormick & Schmicks, Inc., Benihana, Inc., California Pizza Kitchen and Famous Daves of America, Inc. Based on 2010 financial information, Buffalo Wild Wings was just below the median of the peer group for revenue and just above the median for net income. Buffalo Wild Wings was well above the median for both revenue and net income growth. When comparing the actual total direct compensation of our executive officers to the peer group, our CEO and COO are below the median, and our CFO, EVP, North American Operations and EVP, Global Brand and Business Development are above the median. In calculating actual total direct compensation, long-term incentives are valued based on value at grant.

Material Elements of the Executive Compensation Program

        The material elements of our 2011 executive compensation program are:

Compensation Element	Form(s) of Compensation	Objective	Performance Metrics
Base Salary	Cash	To provide a fixed level of cash compensation to attract and retain executive talent	Not performance-based
Annual Cash Incentive Program	Cash	To encourage and reward executive officers in producing excellent financial and operational results and in achieving and exceeding the company's annual goals	Revenue, net income, same-store sales, restaurant openings

Compensation Element	Form(s) of Compensation	Objective	Performance Metrics
Equity Incentive Program	Restricted stock units and stock options	To retain and motivate executive officers and to align their interests with the long-term interests of our shareholders	3-year cumulative net income for restricted stock units, stock options provide value only if stock price increases
Health, retirement and other benefits	Benefit plans generally available to all employees, as well as supplemental benefits available to executive officers	To provide competitive benefits that promote the health and well-being and provide retirement income for the executive officers	Not performance-based

        While we do not have a formal executive pay mix formula, the allocation of target total direct compensation components for 2011 was approximately:

	Base Salary	Cash Incentive	Equity Incentive
Chief Executive Officer	32.8%	27.9%	39.3%
Chief Operating Officer	35.7%	28.6%	35.7%
Executive Vice President	36.4%	27.3%	36.4%

        Base Salary.    Base salary is the foundation of the compensation program in that most other major components of compensation are based on a relationship to base salary. Base salaries, as well as other compensation, are determined by the Compensation Committee using as its starting point competitive market information. In accordance with current and prior employment agreements, base salaries are reviewed annually, with the review occurring during the first quarter with new salaries generally going into effect at the beginning of the second quarter of the year. The Compensation Committee requested that our consultant gather data for similar positions in the companies in the peer group, which information was reviewed in preparation for setting base salaries. The base salary for the Chief Executive Officer is determined by the Compensation Committee in executive session, with final approval by the independent directors, taking into consideration the results of a performance review, competitive market data, and the current level of total compensation, as well as written feedback from other executive officers. With respect to the other executive officers, the Compensation Committee approves final compensation decisions for each person, taking into account the salary recommendations from the Chief Executive Officer, current level of total compensation, market median, individual contributions, changes in position or responsibility, and internal pay equity considerations. Base salary increases reflect the growth of the company as well as increased responsibilities of the executive officers that accompany that growth. For example, James Schmidt's salary increased significantly, which is attributed to his promotion to Chief Operating Officer.

        The table below shows base salary levels for the 2011 named executive officers for 2011 and 2010:

Base Salaries
	2011	2010	Percentage Increase
Sally J. Smith	$585,000	$560,000	4.5%
James M. Schmidt	$375,000	$320,000	17.2%
Mary J. Twinem	$375,000	$360,000	4.2%
Judith A. Shoulak	$330,000	$320,000	3.1%
Kathleen M. Benning	$285,000	$260,000	9.6%

        Annual Cash Incentive Compensation.    For 2011, we established an annual cash incentive program for our Chief Executive Officer, Chief Operating Officer, and Executive Vice Presidents, the terms of which were similar to the cash incentive program for 2010. The criteria for earning incentive compensation under this program were the same for all executive officers, but the target annual incentive opportunity varied between the executive officers.

Threshold/Target/Maximum Annual Incentive Opportunities as Percentage of Base Salary
	Threshold	Target	Maximum
Chief Executive Officer	26.5%	85%	145%
Chief Operating Officer	25%	80%	136.5%
Executive Vice President	24%	75%	128%

        The reason for the increasing opportunities is that the Compensation Committee believes that, as position and responsibility increase, a greater percentage of total compensation should be tied to company performance. The Compensation Committee selected and weighted the specific elements of this program based on its judgment that these were key factors in creating shareholder value. The target annual incentive opportunity for the Chief Executive Officer is determined by the Compensation Committee in executive session, with final approval by the independent directors, taking into consideration the results of a performance review, competitive market data, and the current level of total compensation, as well as written feedback from other executive officers. With respect to the other executive officers, the Compensation Committee approved final compensation decisions for each officer, taking into account the recommendations from the Chief Executive Officer, current level of total compensation, market median based on our peer group, individual contributions, changes in position or responsibility, and internal pay equity considerations.

        The program rewards executives for overall company performance in the following categories: revenue, positive same-store sales overall for the year and for each fiscal quarter; net income; and gross company-owned and franchised restaurant openings. These elements were chosen because they were key operational elements that would indicate whether fiscal 2011 was successful. Revenue and net income are the key drivers of operational success, and thus these elements are weighted more heavily than the other elements.

        The program also offered the opportunity to earn cash incentives for achieving individual objectives. The Committee reviewed individual objectives for each executive when determining their personal cash incentive. The individual objectives for Sally Smith, our Chief Executive Officer, are agreed on at the beginning of each year between Ms. Smith and the Compensation Committee when the Committee reviews her performance for the previous year. The individual objectives for the remaining executive officers are agreed upon by the Chief Executive Officer and the respective executive officers. The actual amount of cash incentive payable upon achievement of individual objectives is determined in the discretion of the Compensation Committee. A description of the annual cash incentive program is set forth below in more detail.

        The 2011 annual cash incentive program had the following key objective performance criteria:

  •
  Revenue:  We set a target revenue level for the year and paid our executives based on the revenue reached in relation to that target as follows:

Potential Payout at Designated Achievement Levels—Revenue
	94% of Target	97% of Target	Target	104% of Target	110% or more of Target
Chief Executive Officer	0.0%	5.0%	17.5%	34.5	35.5%
Chief Operating Officer	0.0%	5.0%	17.0%	33.0%	35.0%
Executive Vice President	0.0%	5.0%	15.5%	30.0%	32.0%

        In 2011, the Company's revenue was $784,478,000, which was 106.2% of the target. Based on this performance, the Chief Executive Officer earned 34.87% of base salary, the Chief Operating Officer earned 33.75% of base salary, and the Executive Vice Presidents earned 30.75% of base salary.

  •
  Same-store Sales:  The annual incentive program has two same-store sales elements. The first element is whether the company achieves positive same-store sales in all four quarters.

Potential Payout at Designated Achievement Levels—Same-store Sales by Quarter
	Positive at Least 2 Quarters	Positive 3 Quarters	Positive all 4 Quarters
Chief Executive Officer	1.0%	2.0%	4.0%
Chief Operating Officer	1.0%	2.0%	3.5%
Executive Vice President	1.0%	2.0%	3.5%

        The same-store sales by quarter target was achieved for all four quarters of fiscal 2011 and, consequently, the Chief Executive Officer earned 4% of base salary, the Chief Operating Officer earned 3.5% and the Executive Vice Presidents earned 3.5%.

        The second same-store sales element was based on the increase in same-store sales in relation to the same-store sales target.

Potential Payout at Designated Achievement Levels—Same-store Sales
	<50% of Target (but still positive)	50% of Target	Target	200% of Target	250% or more of Target
Chief Executive Officer	1.0%	3.0%	5.0%	11.5%	13.5%
Chief Operating Officer	1.0%	3.0%	4.5%	11.0%	13%
Executive Vice President	1.0%	2.5%	4.5%	10.5%	12.5%

        In 2011, the Company's system-wide same-store sales increase was 4.4%, which was 220% of target. Based on this performance the Chief Executive Officer earned 12.3% of base salary, the Chief Operating Officer earned 11.8% of base salary and the Executive Vice Presidents earned 11.3% of base salary.

  •
  Net Income:  We set a target net income for the year and paid our executives based on the net income reached in relation to that target:

Potential Payout at Designated Achievement Levels—Net Income
	90% of Target	95% of Target	Target	110% of Target	120% or more of Target
Chief Executive Officer	0.0%	11.0%	24.0%	40.0%	45.5%
Chief Operating Officer	0.0%	10.5%	23.0%	37.5%	41.0%
Executive Vice President	0.0%	10.0%	21.5%	34.0%	38.0%

        In 2011, the Company's adjusted net income was $52,213,000 which was 115.0% of the target. Based upon this performance, the Chief Executive Officer earned 42.77% of base salary, the Chief Operating Officer earned 39.26% of base salary, and the Executive Vice Presidents earned 36.01% of base salary.

  •
  Gross Company-Owned Restaurant Openings:  We set a target number of gross company-owned restaurant openings for the year and pay our executives based on the number of actual openings reached in relation to that target:

Potential Payout at Designated Achievement Levels—Company-owned Restaurant Openings
	Target -5 or more	Target -4	Target	Target +4	Target +5 or more
Chief Executive Officer	0.0%	1.0%	6.0%	10.5%	12.0%
Chief Operating Officer	0.0%	1.0%	5.5%	10.0%	11.5%
Executive Vice President	0.0%	1.0%	5.5%	10.0%	11.0%

        In 2011, the Company opened 4 fewer than target for company-owned locations. Based upon this performance, the Chief Executive Officer, Chief Operating Officer, and Executive Vice Presidents all earned 1% of base salary.

  •
  Gross Franchised Restaurant Openings:  We set a target number of gross franchised restaurant openings for the year and pay our executives based on the number of actual openings reached in relation to that target:

Potential Payout at Designated Achievement Levels—Franchised Restaurant Openings
	Target -5 or more	Target -4	Target	Target +4	Target +5 or more
Chief Executive Officer	0.0%	1.0%	6.0%	10.5%	12.0%
Chief Operating Officer	0.0%	1.0%	5.5%	10.0%	11.5%
Executive Vice President	0.0%	1.0%	5.0%	10.0%	11.0%

        In 2011, the Company opened 7 fewer than target for franchised locations. Based upon this performance, no incentives were paid.

  •
  Individual Objectives.  In addition to the objective company performance goals identified above, the participants had the opportunity to earn, based on their individual performance against individual objectives, a cash incentive of up to 22.5% of base salary for the Chief Executive Officer, 21% for the Chief Operating Officer, and 20% for the Executive Vice Presidents. In 2011, achievement of individual objectives was as follows:

Executive Officer	2011 Individual Objective Achievement (% of Base Salary)
Sally J. Smith	22.5%
James M. Schmidt	21.0%
Mary J. Twinem	20.0%
Judith A. Shoulak	20.0%
Kathleen M. Benning	20.0%

        This incorporates an individual performance component, as well as Compensation Committee judgment on performance against objectives established at the beginning of the year, into our annual cash incentive program. The individual objectives for each executive officer are reviewed each fiscal year by the Compensation Committee, based on recommendations from and consultation with the Chief Executive Officer. The individual objectives for each executive officer are typically specific to the functions over which he or she has primary responsibility. Therefore, for example, an executive in charge of marketing would have different individual objectives than our Chief Operating Officer. Typically, each executive officer has several individual objectives for each year.

        After the end of each fiscal year, the Chief Executive Officer completes a performance evaluation for each executive officer, which includes an evaluation of performance against individual objectives.

Based on these evaluations, the Chief Executive Officer makes a recommendation on the portion of the cash incentive tied to individual objectives that each executive officer should receive. The evaluations and recommendations are then provided to and discussed with the Compensation Committee, which makes the final determination of the portion of the cash incentive tied to individual objectives that each executive officer will receive.

        2011 Earned Cash Incentive Compensation.    In the aggregate, the officers can earn varying amounts as percentage of base salary, but the officers were not guaranteed any cash incentive under this program. For instance, an officer would have received no cash incentive if none of the threshold levels were achieved with respect to the performance goals and no amount was awarded for his or her performance against individual objectives. Each of the named executive officers set forth below earned the following amounts of annual cash incentive compensation based on 2011 performance:

Named Executive Officer	Cash Incentive Earned for 2011	Percentage of Base Salary for 2011
Sally J. Smith	$687,024	117.4%
James M. Schmidt	$413,663	110.3%
Mary J. Twinem	$384,600	102.6%
Judith A. Shoulak	$338,448	102.6%
Kathleen M. Benning	$292,296	102.6%

        Equity Incentive Compensation.    Long-term incentives are necessary to retain and motivate executive officers to achieve the long-term interests of our shareholders. For the last several years, we have used the award of performance-based restricted stock units and time-vested stock options as the way to achieve this goal. We believe that the combination of cash and equity incentives is appropriate given that the cash elements of incentive compensation emphasize short-term or annual performance, and that equity elements of incentive compensation emphasize long-term performance. Although the equity grants may accumulate value over time, we believe that the expected benefit to us and our shareholders outweighs the cost. The reward is an appropriate motivational tool and is necessary to retain critical team members in our high-growth company. Participation levels in the equity incentive program are determined by the Compensation Committee, which considers past practice, competitive information, and our principles and goals. The CEO recommends the participation level for each executive officer for consideration and final approval by the Compensation Committee. The CEO's participation is determined by the Compensation Committee and approved by the independent directors.

        Stock options represent approximately 25% of the grant date value of the equity component of incentive compensation assuming target level performance under the restricted stock unit portion of the program and performance-based restricted stock units represent approximately 75% of the grant date value of the equity component of incentive compensation assuming target level performance. The weight of each component of the equity incentive compensation in 2011 remained unchanged from 2010. In addition, in limited circumstances, the Committee may utilize time-based restricted stock unit grants to recognize significant achievements or for retention purposes.

        Restricted Stock Units.    Our Chief Executive Officer, Chief Operating Officer, and Executive Vice Presidents receive annual grants of performance-based restricted stock units subject to certain vesting restrictions, based on a percentage of the executive officer's base salary. The maximum number of restricted stock units that could be awarded during any fiscal year to any executive officer under our 2003 Equity Incentive Plan could not exceed 175% of that officer's annual base salary on the date of grant divided by the closing market price of a share of our common stock on the date of grant. The number of restricted stock units awarded to each executive officer in 2011 was equal in value to the executive's base salary multiplied by a percentage (175% for our Chief Executive Officer, 150% for our Chief Operating Officer and our Executive Vice Presidents) and then divided by the closing price of our stock on the grant date, which was the first day of our second fiscal quarter. For example, Sally Smith's 2011 base salary was $585,000, and the closing price of our stock on March 28, 2011 was $53.75 per share, which resulted in a grant of 19,046 restricted stock units on March 28, 2011. If the Company reaches its three-year cumulative net income target, 50% of these units will vest. 100% of the units will vest if the Company reaches its three-year cumulative net income maximum goal.

        For the 2009-2011 performance period, restricted stock units were granted on the basis of a three-year cliff vest, based on a three-year cumulative net income goal. The company achieved 112.7% of its target, and the executive officers, therefore, earned the maximum number of shares under the program. Payouts for the named executive officers for this performance period are summarized in the "Option Exercises and Stock Vested" table on page 45.

        For the 2010-2012 performance period and the 2011-2013 performance period, restricted stock units were also granted on the basis of a three-year cliff vest, based on a three-year cumulative net income goal. The stock units will not vest until the end of the third fiscal year. Any restricted stock units not earned at the end of the three-year performance period are forfeited.

        Stock Options.    In 2009, 2010, and 2011, our Chief Executive Officer, Chief Operating Officer, and Executive Vice Presidents received grants of seven-year stock options, which vest in four equal installments on the last day of each fiscal year starting with the year of grant. The grants were based on a percentage of the executive officer's base salary. The number of shares underlying stock options awarded to each executive officer in 2011 was equal to the executive's base salary multiplied by a percentage (30% for our Chief Executive Officer, 25% for our Chief Operating Officer and Executive Vice Presidents, divided by an option value of $24.46, the Black-Scholes value based upon our stock price on March 28, 2011). For example, Sally Smith's 2011 base salary of $585,000 was multiplied by 30% and divided by $24.46, resulting in the grant of an option to purchase 7,175 shares at $53.75 per share, the closing price of our stock on the date of grant.

  Other Benefits.

        Deferred Compensation Program.    We contribute an amount equal to a percentage of the executive officers' annual base salary to our nonqualified deferred compensation plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is an unfunded plan maintained to provide additional retirement benefits to the eligible employees as an executive retention tool. We make contributions to the Deferred Compensation Plan in an aggregate annual amount equal to 12.5% of base pay for the Chief Executive Officer, Chief Operating Officer and each of the Executive Vice Presidents.

        Participants self-direct the investment of their contributions in funds that are similar to the funds offered by our 401(k) Plan. The earnings or losses represent the general market earnings of investment elections made by each named executive officer.

        Benefits under the Deferred Compensation Plan vest over five years from date of hire. If an executive terminates employment with us and accepts employment with a competitor, the vesting schedule lengthens to ten years from the date of hire.

        The Deferred Compensation Plan permits participants to defer up to 100% of salary, cash incentive payments, and restricted stock unit payouts. In 2011, none of the executives elected to defer a portion of their compensation.

        Upon termination of employment for participants, distributions will be made as follows: company-provided contributions will be distributed in five annual installments following termination of employment; at time of deferral election, participants choose whether they will receive distributions from the Deferred Compensation Plan as a lump sum payment or in annual installments upon termination. Participants may also elect for in-service withdrawals.

        Perquisites.    We provide our executive officers and certain other key employees with perquisites that we believe are reasonable and consistent with our overall compensation program. The provision of perquisites creates business advantages for us, such as the attraction and retention of highly qualified employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our executive officers.

        We provide the personal benefits described below, which are quantified in the column "All Other Compensation" of the "Summary Compensation Table" on page 40:

  •
  We provide and maintain a company-owned vehicle for the Chief Executive Officer and Chief Financial Officer, and the other executive officers receive a $6,000 per year vehicle allowance.

  •
  In addition to benefits available to all employees under company-wide health, dental, and life insurance plans, we provide the executive officers with executive physicals, individual disability insurance and supplemental life insurance equal to approximately three times the executive's base salary. The supplemental life insurance policies have a fixed value for the life of the policy, and will not be increased for subsequent salary adjustments.

  •
  We also provide the executive officers with personal financial planning services.

  •
  In addition to benefits available to employees under company-wide short- and long-term disability insurance plans, we also provide the executive officers with supplemental long-term disability insurance. If an executive officer becomes totally disabled for more than thirteen weeks, the supplemental disability insurance will provide monthly income to that person until the earlier of their recovery or their sixty-fifth birthday. Benefits are equal to approximately 70% of the executive officer's monthly base salary.

        Say-on-Pay Frequency.    At our 2011 Annual Shareholders' Meeting our shareholders supported our recommendation to perform an annual say-on-pay vote. We will, therefore, hold an advisory vote on executive officer compensation each year. The next vote to determine the frequency of the compensation advisory vote will take place at the 2017 Annual Shareholders' Meeting.

        2012 Compensation Actions.    On March 12, 2012, our Board adopted, upon the recommendation of our Compensation Committee and subject to shareholder approval, a 2012 Equity Incentive Plan (the "2012 Plan") and an Amended and Restated Cash Incentive Plan (the "Annual Plan"). The 2012 Plan is the successor to our existing Amended and Restated 2003 Equity Incentive Plan (the "2003 Plan") under which no further awards will be made if the 2012 Plan is approved by our shareholders. The 2012 Plan and the amended and restated Cash Incentive Plan are described more fully on pages 27-40. We believe that shareholder approval of the 2012 Plan and of the amended and restated Annual Plan is necessary to provide competitive levels of annual and long-term incentive compensation to our executive officers and to preserve our ability to deduct, for federal income tax purposes, performance-based incentive compensation paid to certain of our executive officers.

        In Compensation Committee meetings on February 17, 2012 and March 12, 2012, the Compensation Committee approved base salaries, annual cash incentive plan target payout opportunities, and equity awards for our named executive officers for fiscal 2012, as summarized in the following table:

Name	Base Salary	Annual Incentive Target Opportunity as % of Base Salary	Target Grant Date Fair Value of Performance RSU Awards as % of Base Salary	Grant Date Fair Value of Option Awards as % of Base Salary	Grant Date Fair Value of Special Retention Awards
Sally J. Smith	$635,000	100%	150%	50%	$1,000,000
James M. Schmidt	$450,000	80%	75%	25%	$250,000
Mary J.Twinem	$405,000	75%	75%	25%	$250,000
Judy A. Shoulak	$355,000	75%	75%	25%
Kathy M. Benning	$300,000	75%	75%	25%

        Ms. Smith, Ms. Twinem, Ms. Shoulak and Ms. Benning each received salary increases between 5.3% and 8.5%. These increases reflect increased responsibilities as the company continues to aggressively grow. These increases also work to get these executives close to median target compensation of the peer group. Mr. Schmidt received a base salary increase of 20%. This reflects the significant increases in responsibility in his role as COO and brings his compensation closer to the median compensation level of peer group executives at target.

        The Compensation Committee chose to increase Ms. Smith's 2012 annual incentive target opportunity to 100% of base salary from 85% in 2011. This action, and the actions to increase her target equity-based compensation described in the next paragraph, have been taken to bring her target total direct compensation closer to the median target total direct compensation level of comparable peer group executives. Prior to these actions, her target total direct compensation would have been below the 25th percentile of the peer group. Target annual incentive opportunities as a percentage of base salaries for the other named executive officers were unchanged from 2011.

        The Compensation Committee increased Ms. Smith's equity incentive target opportunity to 150% of base salary for performance restricted stock units and to 50% of base salary for stock options. This represents a significant increase in her equity incentive opportunity for the reasons discussed above. Because a single performance restricted stock award of the size contemplated for Ms. Smith would have exceeded the individual annual limit under of the 2003 Plan, Ms. Smith received an award of the value of 175% of her salary divided by the stock price at the grant date of March 26, 2012, the first day of our second fiscal quarter, in performance restricted stock units under the 2003 Plan and an award of 125% of her salary divided by the stock price at the grant date of March 26, 2012, in performance restricted stock units under the 2012 Plan, with the latter award subject to shareholder approval of the 2012 Plan. Grants of performance-based RSUs are always made at the maximum number of shares that could be earned, but the actual payout may be less, depending on company performance. Target equity incentive opportunities as a percentage of base salaries for the other named executive officers were unchanged from 2011.

        Ms. Smith, Mr. Schmidt and Ms. Twinem were also granted special one-time restricted stock unit awards of 11,234, 2,808 and 2,808 units, respectively, that will vest on the third anniversary of the grant date, March 12, 2012, if the individual remains employed by us. The purpose of these special awards was to serve as an additional retention tool for these key executives. These awards have been granted under the 2012 Plan and are therefore subject to shareholder approval of the 2012 Plan.

ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION
(Proposal #2)

        The Company seeks a non-binding advisory vote from its shareholders to approve the compensation of our executive officers as described in this proxy statement under "Executive Compensation" and "Compensation Discussion and Analysis."

        This proposal gives our shareholders the opportunity to express their views on the Company's executive officer compensation. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when making future executive officer compensation decisions. Our 2010 compensation was supported by over 97% of our shareholders, and the Compensation Committee did not make any significant changes to the compensation for 2011 because it felt that the compensation program fairly motivated and compensated executive officers, which was demonstrated by the strong support of the shareholders.

        Our executive compensation program has been designed to pay base salaries targeted at the median of our peer group with the opportunity to earn above this level when the Company's performance warrants it. The Committee looks to implement a compensation program that promotes consistent strong long-term growth in shareholder value and provide balanced incentives to executives and managers that reward a mix of annual and long-term financial performance.

        As we discuss under "Compensation Discussion and Analysis," we believe that under our compensation policies and decisions, our named executive officers should earn more than their base salaries if performance goals are met and be rewarded for long-term sustained growth in company value. Base salaries are targeted at the median of the market range and the incentive programs are designed so that executive officers earn a meaningful amount of cash and equity if the Company meets its annual and long-term goals. The key drivers of executive officer compensation were our fiscal 2011 performance, our performance for the previous three years and the individual performance of our executive officers.

        We are presenting this proposal, which gives you as a shareholder the opportunity to approve our executive officer compensation as disclosed in this proxy statement by voting for or against the following resolution:

  RESOLVED, that the shareholders approve the compensation of the Company's executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Company's 2012 proxy statement.

        THE BOARD OF DIRECTORS BELIEVES THAT THE COMPENSATION OF OUR EXECUTIVE OFFICERS IS APPROPRIATE AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE COMPENSATION TABLES AND OTHERWISE IN THIS PROXY STATEMENT.

 APPROVAL OF AN AMENDED AND RESTATED CASH INCENTIVE PLAN
(Proposal #3)

        Our board of directors has approved, and recommends shareholder approval of, an amended and restated Cash Incentive Plan pursuant to which cash incentive awards are made to eligible employees of the company. Because five years have passed since the adoption of the incentive plan, Section 162(m) of the Internal Revenue Code requires us to obtain shareholder re-approval of the material terms of our incentive plan in order to preserve our ability to deduct, for federal income tax purposes, performance-based incentive compensation paid to certain of our executive officers. We generally seek to preserve our ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. In connection with this re-approval, we are also proposing certain changes to our incentive plan.

        Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1,000,000 paid in any fiscal year to certain "covered employees" unless such compensation is considered "performance-based" in accordance with Section 162(m) and its implementing regulations published by the Treasury Department. Under Section 162(m) as currently interpreted by the Internal Revenue Service, the group of "covered employees" as of the end of any taxable year consists of a company's chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. Cash bonuses and incentive payments will qualify as performance-based compensation if:

  •
  They are payable solely on account of the attainment of one or more objective performance goals;

  •
  The performance goals are determined by a Compensation Committee comprised solely of outside directors at a time when the achievement of the goals is still substantially uncertain;

  •
  The material terms under which the bonuses are to be paid, including the nature of the performance goals or the formula used to calculate the bonus amounts, are approved by the shareholders; and

  •
  The Compensation Committee certifies that the performance goals and other material terms have been satisfied before the bonuses are paid.

        Our Board of Directors approved the incentive plan which was structured in a manner intended to comply with the requirements of Section 162(m). This plan was then approved by our shareholders in April 2007, and become effective July 1, 2007.

        In connection with the five-year resubmission of our incentive plan to a shareholder vote, our Compensation Committee has reviewed and has proposed, and our board has approved, several changes to the plan. The most significant proposed changes reflected in the amended and restated incentive plan consist of the following:

  •
  Section 4.1 specifying the maximum permitted payout in connection with a plan award has been modified to express the maximum as $4 million;

  •
  The performance measures listed in Section 4.2 have been clarified and now align with the performance measures of the Equity Incentive Plan.

  •
  Section 5.12 has been added to provide that plan awards to executive officers will be subject to any compensation recovery policy adopted by the company in response to the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations adopted thereunder.

        Certain other changes have been included in the amended and restated incentive plan, such as refinements to definitions and specifying the effective date for the amended and restated plan, assuming shareholder approval.

        The full text of the amended and restated Cash Incentive Plan is attached to this proxy statement as Appendix A. If the shareholders approve the amended and restated incentive plan, it will become effective as of May 2, 2012.

Description of the Amended and Restated Incentive Plan

        The more significant features of the incentive plan, as amended and restated, are described below:

Administration

        Our Compensation Committee, all of whose members are outside directors, will administer the incentive plan. The Compensation Committee will have the authority to grant cash awards upon such terms, not inconsistent with the terms of the incentive plan, as it considers appropriate. In addition, the Compensation Committee will have complete authority to interpret all provisions of the incentive plan, to adopt, amend, and rescind rules and regulations pertaining to the administration of the incentive plan, and to make all other determinations necessary or advisable for the administration of the incentive plan.

Eligibility

        Our Compensation Committee determines which employees will be participants in the incentive plan. Our Compensation Committee has to date limited participation to our executive officers, and expects that it will continue to limit participation in the same manner. However, the criteria the Compensation Committee applies to determine who may participate may change in subsequent years. Other annual or short-term bonus arrangements will be made available to employees who are not executive officers.

Performance Measures

        Participants will receive awards under the incentive plan whose payout will be contingent upon the degree of attainment over the applicable performance period of one or more performance goals based on performance measures specified in the incentive plan. At the start of each performance period, the Compensation Committee will select the applicable performance measure(s), specify the performance goal(s) based on those performance measures, and specify in terms of an objective formula or standard the method for calculating the amount payable to a participant if the performance goal(s) are satisfied. The performance measures to be utilized in connection with any plan award intended to qualify as performance-based compensation for purposes of Section 162(m) are to be one or any combination of two or more of the following metrics:

  •
  Revenue

  •
  Net earnings;

  •
  Earnings before income taxes;

  •
  Earnings before one or more of interest, income taxes, depreciation, amortization or other adjustments;

  •
  Operating income;

  •
  Profitability as measured by return ratios (including return on assets, return on equity, return on investment, and return on revenue) or by the degree to which any of the foregoing earnings measures exceeds a percentage of net revenue;

  •
  Margins (including one or more of gross, operating, and net earnings margins);

  •
  Shareholders' equity;

  •
  Share price;

  •
  Total shareholder return;

  •
  Improvement in or attainment of cost and/or expense levels or cost and/or expense savings;

  •
  Cash flow;

  •
  Market share;

  •
  Same-store sales increases;

  •
  Increases in the number of store locations;

  •
  Gross restaurant openings;

  •
  Asset quality;

  •
  Non-performing assets;

  •
  Operating assets;

  •
  Operating expenses;

  •
  Economic value added;

  •
  Improvement in or attainment of working capital levels;

  •
  Employee retention;

  •
  Customer satisfaction;

  •
  Implementation or completion of critical projects;

  •
  Balance of cash, cash equivalents and marketable securities;

  •
  Inventory levels;

  •
  Inventory or operating asset turnover; and

  •
  Accounts receivable levels.

        Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, as a comparison to the performance of specified companies or other external indices or measures, or as a percentage of any of the criteria, and may relate to Company-wide, unit, division, affiliate or individual performance, and may be expressed in terms of differing levels of achievement, such as minimum threshold, target and maximum levels.

Performance Periods

        A performance period is a fiscal year.

Payment of Awards

        All awards under the incentive plan for a performance period will be paid in cash following the end of such performance period and our Compensation Committee's certification of the degree to which applicable performance goals based on performance measures selected for the performance period were attained. The Compensation Committee may reduce, in its discretion, the amount of any award otherwise payable under the incentive plan. The maximum individual award payment that can be made under the incentive plan may not exceed $4,000,000.

Termination of Employment

        Ordinarily, no award for a performance period will be paid to a participant who is not actively employed by us at the end of the applicable performance period. If a participant's employment ends during a performance period, our Compensation Committee does, however, have the discretion to approve payment to the participant, or his or her beneficiaries, of a pro rata portion of the award payment the participant would otherwise have received but for the fact that the participant's employment ended.

Compensation Recovery Policy

        To the extent that any compensation associated with an incentive plan award is considered "incentive-based compensation" within the meaning and subject to the requirements of Section 10D of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such compensation will be subject to potential forfeiture to or recovery by us in accordance with any compensation recovery policy we adopt in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations adopted thereunder.

Amendment and Termination

        Our Compensation Committee or board of directors may amend, suspend or terminate the incentive plan from time to time. An amendment will be subject to the approval of our shareholders only if such approval is necessary to maintain the incentive plan in compliance with Section 162(m) or other applicable laws and regulations.

Effective Date of the Amended and Restated Incentive Plan

        The incentive plan, as amended and restated, will become effective as of May 2, 2012 so long as it is approved by our shareholders no later than June 30, 2012. If the amended and restated incentive plan is not approved by our shareholders, then the incentive plan will continue in effect in the form in which it existed prior to the amendment and restatement.

Federal Income Tax Consequences

        All cash award payments made under the incentive plan are taxable to the participant when made. The incentive plan has been designed to comply with Section 162(m) such that all award payments under the incentive plan to participants who are or may be "covered employees" for purposes of Section 162(m) that are intended to qualify as performance-based compensation will be able to so qualify. We would therefore be entitled to claim a federal income tax deduction for the full amount of any such award payment.

Future Awards

        Payments under the amended and restated incentive plan will be based on actual performance during periods beginning on and after May 2, 2012, so long as the amendment and restatement of the Plan has been approved by the Company's shareholders. As a result, amounts payable under the amended and restated incentive plan are not currently determinable. If this amended and restated incentive plan had been in place during the most recently completed fiscal year, there would have been no difference in the cash bonus amounts paid to our executive officers, as reported under 'Executive Compensation' later in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDED AND
RESTATED CASH INCENTIVE PLAN

APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN
(Proposal #4)

Introduction

        We are asking our shareholders to approve our 2012 Equity Incentive Plan (the "2012 Plan") which was approved by our board of directors, subject to shareholder approval, on March 12, 2012. Upon approval of the 2012 Plan by our shareholders, no further awards will be made under our existing Amended and Restated 2003 Equity Incentive Plan (the "2003 Plan").

        The 2012 Plan is intended to advance the interests of our company and its shareholders by enabling us to attract and retain the best available personnel for positions of responsibility with us, and to provide them with incentive awards intended to align their interests with those of our shareholders and thereby promote our long-term business success.

        The 2012 Plan authorizes the issuance of 1,500,000 shares of our common stock, plus the number of shares remaining available for future grants under the 2003 Plan on the date our shareholders approve the 2012 Plan. As of the end of Fiscal Year 2011, there were 246,085 shares of our common stock remaining available for future grants under the 2003 Plan.

        The number of shares available for future awards under the 2003 Plan is expected to further decrease prior to the date of our 2012 annual meeting of shareholders as awards of performance restricted stock units and stock options are to be granted to all employees participating in the Equity Incentive Program effective March 26, 2012.

        The number of shares subject to awards (either granted under the 2012 Plan or that are outstanding under the 2003 Plan on the date the shareholders approve the 2012 Plan) that expire, are forfeited, or are settled in cash will again become available for issuance under the 2012 Plan.

        The shares reserved for issuance under the 2012 Plan may be used for all types of awards available under the 2012 Plan, which include stock options, stock appreciation rights ("SARs"), restricted stock awards, stock unit awards and other stock-based awards, as described in more detail below. Under the "fungible pool" formula in the 2012 Plan, the authorized share reserve will be reduced by one share of our common stock for every one share subject to an option or SAR granted under the 2012 Plan and by 2.0 shares of our common stock for every one share subject to an award other than an option or SAR.

Shareholder Approval Requirement

        Shareholder approval of the 2012 Plan is necessary in order to (i) satisfy the shareholder approval requirements of the NASDAQ Stock Market, (ii) satisfy the requirement that shareholders approve the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code ("Code"), including the business criteria on which performance objectives are based and the maximum awards that may be made to any individual, and (iii) permit the grant of incentive stock options subject to Section 422 of the Code. Our board of directors believes that shareholder approval of the 2012 Plan is critical to providing the additional shares and the greater flexibility in terms of types and sizes of awards that will be crucial factors in enabling us to continue to provide a competitive mix of compensation to our key employees.

Key Compensation Practices

        The Plan includes a number of provisions that we believe promote and reflect compensation practices that closely align our equity compensation arrangements with the interest of our shareholders, including the following key features:

  •
  No Repricing, Replacement or Repurchase of Underwater Options or SARs.  The Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

  •
  No In-the-Money Option or SAR Grants.  The Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of "substitute awards" as described below).

  •
  Minimum Vesting Period for Full Value Awards.  For awards other than options and SARs (referred to as "full value awards"), a minimum vesting period of three years is prescribed for awards subject only to service-based vesting conditions and one year for awards subject to performance-based vesting conditions, subject only to limited exceptions.

  •
  No Liberal Share Counting.  Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise may not be used again for new grants.

  •
  Limiting Full Value Awards.  When full value awards are granted, the share reserve under the 2012 Plan will be reduced by 2.0 shares for every share subject to such awards.

  •
  Independent Administration.  The Compensation Committee of our Board of Directors (the "Committee"), which consists of only independent directors, will have overall administrative authority over the 2012 Plan if it is approved by shareholders, and only this Committee may make awards to executive officers and directors.

  •
  Limited Discretion to Accelerate Vesting.  The Committee's discretion to accelerate vesting of awards is limited to situations involving a change of control, death, disability, or retirement.

  •
  Compensation Recovery Policy.  Awards under the 2012 Plan may be made subject to any compensation recovery policy adopted by our board of directors or the compensation committee.

Description of the 2012 Equity Incentive Plan

        The major features of the 2012 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached to this proxy statement as Appendix B.

        Eligible Participants.    All employees of our company or any subsidiary, as well as all non-employee directors of our company, will be eligible to receive awards under the 2012 Plan. As of March 13, 2012, we had approximately 21,000 employees, nine of whom are executive officers, and seven non-employee directors eligible to participate in the 2012 Plan. Although not necessarily indicative of future grants under the 2012 Plan, approximately 130 eligible recipients have been granted awards under the predecessor 2003 Plan.

        Administration.    The 2012 Plan will be administered by the Committee. To the extent consistent with applicable law, the Committee may delegate its duties, power and authority under the 2012 Plan to any of its members, to our executive officers or non-employee directors with respect to awards to participants who are not themselves our directors or executive officers or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

        The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Committee may also establish and modify rules to administer the 2012 Plan, interpret the 2012 Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, modify the terms of outstanding awards to the extent permitted under the 2012 Plan, and require or permit the deferral of the settlement of an award and establish the terms and conditions of any such deferral. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

        Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2012 Plan prohibits the Committee from repricing any outstanding "underwater" option or SAR awards without the prior approval of our shareholders. For these purposes, a "repricing" includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award and granting in exchange replacement options or SARs having a lower exercise price or other forms of awards, or repurchasing an underwater option or SAR award.

        Subject to certain limits in the 2012 Plan, the Committee may also establish subplans or modify the terms of awards under the 2012 Plan with respect to participants who reside outside of the United States or are employed by a non-U.S. subsidiary in order to comply with local legal requirements or otherwise meet the objectives of the 2012 Plan.

        Available Shares and Limitations on Awards.    A maximum of 1,500,000 shares of our common stock are available for issuance under the 2012 Plan, plus the number of shares remaining available for future grants under the 2003 Plan on the date our shareholders approve the 2012 Plan. Under the terms of the 2012 Plan, the number of shares of common stock subject to options or SARs that may be granted to any one participant during a calendar year may not exceed 150,000, and the number of shares subject to performance-based full value awards that may be granted to any one participant during any calendar year may not exceed 150,000. These share limitations are subject to adjustment for changes in our corporate structure or shares, as described below. The shares of common stock covered by the 2012 Plan are authorized but unissued shares.

        Shares of common stock that are issued under the 2012 Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the 2012 Plan by one share for each share issued or issuable pursuant to an option or SAR award, and by 2.0 shares for each share issued or issuable pursuant to a full value award.

        Any shares of common stock subject to an award under the 2012 Plan, or to an award under the 2003 Plan that is outstanding on the date our shareholders approve the 2012 Plan, that expires, is forfeited, or is settled or paid in cash will, to the extent of such expiration, forfeiture or settlement, automatically again become available for issuance under the 2012 Plan. Each share that again becomes available for issuance will be added back to the 2012 Plan share reserve as (i) one share if the share was subject to an option or SAR granted under either the 2012 Plan or the 2003 Incentive Plan, (ii) as 1.5 shares if the share was subject to a full value award granted under the 2003 Plan, and (iii) as 2.0 shares if the share was subject to a full value award granted under the 2012 Plan. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the company using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for new grants.

        Awards granted or shares of our common stock issued under the 2012 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as "substitute awards") will not reduce the share reserve under the 2012 Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2012 Plan and will not reduce the share reserve under the 2012 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

        Share Adjustment Provisions.    If certain transactions with our shareholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as "equity restructurings"), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2012 Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2012 Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2012 Plan, the Committee will make such adjustments as it may deem equitable.

        Types of Awards.    The 2012 Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards and other stock-based awards to eligible recipients. These types of awards are described in more detail below.

          Options.    Employees of our company or any subsidiary may be awarded options to purchase common stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as "nonqualified stock options." The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. "Fair market value" under the 2012 Plan as of any date means the closing sale price of a share of our common stock on the NASDAQ Stock Market on that date. As of March 12, 2012, the closing sale price of a share of our common stock on the NASDAQ Stock Market was $89.01.

          The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a "net exercise" of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

          An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant.

          The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options.

          Stock Appreciation Rights.    A SAR award provides the right to receive a payment from us, in the form of shares of our common stock, cash or a combination of both, equal to the difference between (i) the fair market value of a specified number of shares of our common stock on the date of exercise of the SAR, and (ii) the aggregate exercise price under the SAR of that number of shares. SARs will be subject to such terms and conditions, consistent with the other provisions of the 2012 Plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

          The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR award will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no SAR award may have a term greater than 10 years from its date of grant.

          Restricted Stock Awards.    A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, us or a subsidiary of ours for a certain period or that we, or any of our subsidiaries or business units or the participant satisfy specified performance criteria.

          Unless otherwise specified by the Committee, dividends and distributions paid on restricted shares will be subject to the same restrictions as the underlying shares, except for regular cash dividends on awards that are subject only to service-based vesting conditions. Participants are entitled to vote restricted shares prior to the time they vest.

          Stock Unit Awards.    A stock unit award is a right to receive the fair market value of one or more shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times and in such installments as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2012 Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any dividend equivalents paid on an unvested performance-based award of either type must be subject to the same restrictions as the underlying units or share equivalents.

          Other Stock-Based Awards.    The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2012 Plan. The Committee has complete discretion in determining the terms and conditions of such awards.

          For full value awards, a minimum vesting period of three years is prescribed for awards that are subject only to service-based vesting conditions, and an award subject to performance-based vesting conditions must have a performance period of at least one year. These required vesting periods will not apply: (i) if the award is made to attract a key executive to join us; (ii) upon a change in control; (iii) upon termination of employment due to death or disability; (iv) if an award is made in payment or exchange for other earned compensation; (v) if an award is made to non-employee directors; or (vi) to a substitute award that does not reduce the vesting period of the award being replaced.

        Effective Date and Term of the 2012 Plan.    The 2012 Plan became effective on the date it was adopted by our board of directors, subject to approval of our shareholders within one year thereafter. Unless terminated earlier, the 2012 Plan will terminate on the tenth anniversary of its approval by our board of directors. Awards outstanding under the 2012 Plan at the time it is terminated will continue in accordance with their terms. Our board of directors may suspend or terminate the 2012 Plan at any time.

        Amendment of the Plan.    Our board of directors may amend the 2012 Plan from time to time, but no amendments to the 2012 Plan will be effective without shareholder approval if such approval is required under applicable laws or regulations or under the rules of the NASDAQ Stock Market, including shareholder approval for any amendment that seeks to modify the prohibition on underwater option re-pricing discussed above.

        Termination, suspension or amendment of the 2012 Plan will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

        Transferability of Awards.    In general, no right or interest in any award under the 2012 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant's family member or pursuant to a qualified domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

        Performance-Based Compensation Under Section 162(m).    The Committee may grant full value awards under the 2012 Plan to employees who are or may be "covered employees" as defined in Section 162(m) of the Code, that are intended to be "performance-based compensation" within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current IRS interpretations, "covered employees" of a company are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at a year end. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Committee for the performance period are satisfied. Options and SAR awards granted under the 2012 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

        The pre-established performance goals set by the Committee must be based on one or more of the following performance measures specified in the 2012 Plan: (i) revenue; (ii) net earnings; (iii) earnings before income taxes; (iv) earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; (v) operating income; (vi) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue; (vii) margins (including, but not limited to, one or more of gross, operating and net earnings margins); (viii) stockholders' equity; (ix) share price; (x) total shareholder return; (xi) improvement in or attainment of cost and/or expense levels or cost and/or expense savings; (xii) cash flow; (xiii) market share; (xiv) same-store sale increases; (xv) increases in the number of store locations; (xvi) asset quality; (xvii) non-performing assets; (xviii) operating assets; (xix) operating expenses; (xx) economic value added; (xxi) improvement in or attainment of working capital levels, (xxii) employee retention; (xxiii) customer satisfaction; (xxiv) implementation or completion of critical projects; (xxv) balance of cash, cash equivalents and marketable securities; (xxvi) inventory levels; (xxvii) inventory or operating asset turnover; and (xxviii) accounts receivable levels.

        The Committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon company-wide, subsidiary, business unit or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. The Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

        Approval of the 2012 Plan at the annual meeting of shareholders will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2012 Plan, the performance measures upon which awards intended to be "performance-based compensation" under Section 162(m) may be made, and the qualification of option and SAR awards granted under the 2012 Plan as "performance-based compensation" for purposes of Section 162(m).

        Change in Control.    If a change in control of our company occurs, our board of directors may, in its discretion, provide for one or more of the following with respect to awards under the 2012 Plan: (i) the continuation, assumption or replacement of outstanding awards; (ii) the acceleration of vesting and exercisability of outstanding awards; (iii) the cancellation of unvested and unexercised awards; or (iv) payment to participants in cash or in shares of the company surviving the change in control of the intrinsic value of outstanding awards immediately prior to the change in control. For these purposes, a change in control generally refers to a merger or consolidation involving us, a sale of all or substantially all of our assets, the acquisition by a person or group of 30% or more of the voting power of our stock, certain changes in the composition of our Board over an 18 month period, or the approval by our shareholders of our complete liquidation or dissolution.

        Effect of Termination of Employment.    If a participant ceases to be employed by or provide other services to us and our subsidiaries, awards under the 2012 Plan then held by the participant will be treated as set forth in the applicable award agreement.

U.S. Federal Income Tax Consequences

        The following is a summary of the principal United States federal income tax consequences to the company and to participants subject to U.S. taxation with respect to awards granted under the 2012 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

        Nonqualified Stock Options.    If a participant is granted a nonqualified stock option under the 2012 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

        Incentive Stock Options.    If a participant is granted an incentive stock option under the 2012 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise (assuming the exercise occurs while the participant is, or within three months after the participant still was, an employee). However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

        Other Awards.    The current federal income tax consequences of other awards authorized under the 2012 Plan generally follow certain basic patterns. SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

        Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as "performance-based compensation." The 2012 Plan is intended to meet the requirements of Section 162(m), but full value awards granted under the 2012 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

        Section 409A of the Code.    The foregoing discussion of tax consequences of awards under the 2012 Plan assumes that the award discussed is either not considered a "deferred compensation arrangement" subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed "deferred," would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

New Plan Awards

        As mentioned in the 2012 Compensation Actions on page 25, on March 12, 2012, the Committee approved RSU awards under the 2012 Plan as summarized in the following table. These awards are contingent on shareholder approval of the 2012 Plan and will be void and of no further force or effect if our shareholders do not approve the 2012 Plan.

Name and Position	Shares of Common Stock Underlying Restricted Stock Units Granted		Value of Restricted Stock Units to be Granted on March 26, 2012
Sally J. Smith			$793,750	(1)
President and CEO	11,234	(2)
James M. Schmidt Chief Operating Officer	2,808	(2)
Mary J. Twinem Executive Vice President, CFO and Treasurer	2,808	(2)

(1)
The number of units will be determined by dividing this dollar amount by the closing stock price on the March 26, 2012 grant date. Some or all of the RSUs subject to this award may be earned based on the degree to which we achieve cumulative net income goals over the fiscal year 2012-2014 performance period. To the extent RSUs are earned, they will vest at the end of the performance period and be settled in an equal number of shares of our common stock.

(2)
Special one-time retention RSU awards that will vest on the third anniversary of their grant date if the individual remains employed by us. Upon vesting, they will be settled in an equal number of shares of our common stock.

        No other awards will be made under the 2012 Plan until after it has been approved by our shareholders. Because all other awards under the 2012 Plan are within the discretion of the Committee, neither the number nor types of future 2012 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. The awards shown in the table above have been provided to these individuals in addition to certain equity awards granted on the same date under our 2003 Plan, as described on page 25.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR
THE 2012 EQUITY INCENTIVE PLAN

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was an officer or employee of the company during fiscal year 2011 or in any prior year, and no member of the Committee had a relationship which would require disclosure under Item 404(a) of Regulation S-K. There were no compensation committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Compensation Committee Report

        The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the equity plan, and other management incentive, benefit, and perquisite programs. Management has the primary responsibility for the company's financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" found on pages 13-26 of this Proxy Statement. The Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Committee with regard to executive compensation. Based on the review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee Michael P. Johnson, Chair Dale M. Applequist J. Oliver Maggard James M. Damian

EXECUTIVE COMPENSATION

Summary Compensation Table

        The Summary Compensation Table sets forth certain information regarding compensation paid or accrued during our last three fiscal years to the Chief Executive Officer, Chief Financial Officer and the other three highest paid executive officers based on total compensation that was earned or accrued for fiscal year 2011.

        Any discretionary compensation payments to the named executive officers were made pursuant to the annual cash incentive program and are included below in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation."

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Sally J. Smith	2011	$585,000	$526,508	(6)	$175,501	$687,024		—	$141,079	$2,115,112
Chief Executive Officer and	2010	$560,000	$567,774	(6)	$195,245	$328,104		$185,347	$133,521	$1,969,990
President	2009	$560,000	$632,044	(6)	$216,452	$592,652	(7)	$291,746	$120,377	$2,413,355
James M. Schmidt	2011	$375,000	$281,247	(6)	$93,755	$413,663		$188,730	$83,252	$1,435,647
Chief Operating Officer	2010	$320,000	$270,373	(6)	$92,971	$174,334		—	$75,849	$933,527
	2009	$295,000	$276,287	(6)	$94,950	$275,030		$38,309	$66,048	$1,045,674
Mary J. Twinem	2011	$375,000	$281,247	(6)	$93,755	$384,600		$268,232	$93,387	$1,496,221
Executive VP and Chief	2010	$360,000	$304,170	(6)	$104,605	$182,404		$8,181	$91,081	$1,050,441
Financial Officer	2009	$350,000	$327,809	(6)	$112,658	$319,900	(7)	$64,917	$82,094	$1,257,136
Judith A. Shoulak	2011	$330,000	$247,492	(6)	$82,504	$338,448		—	$77,799	$1,076,243
Executive VP, North American	2010	$320,000	$270,373	(6)	$92,971	$161,804	(8)	$33,955	$67,489	$946,592
Operations	2009	$295,000	$221,029	(6)	$75,967	$199,657	(7)	$44,919	$50,925	$887,497
Kathleen M. Benning	2011	$285,000	$213,737	(6)	$71,252	$292,296		—	$67,052	$929,337
Executive VP, Global Brand and	2010	$260,000	$219,678	(6)	$75,533	$117,707		$33,404	$63,858	$770,180
Business Development	2009	$252,000	$188,816	(6)	$64,896	$165,942		$44,027	$41,266	$756,947

(1)
The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 in each fiscal year for restricted stock unit awards that we have made pursuant to our 2003 Equity Incentive Plan. For a discussion of our valuation assumptions for 2011, see footnote 1(w) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 25, 2011 filed with the Securities and Exchange Commission. See "Option Exercises and Stock Vested" table for shares and value realized by each named executive officer, and the "Grants of Plan Based Awards" table for more information regarding the restricted stock unit awards we granted in 2011. For a discussion of our valuation assumptions for 2010 and 2009, see footnote 1(w) to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 26, 2010, and December 27, 2009, respectively, filed with the Securities and Exchange Commission.

(2)
The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 in each fiscal year for stock option awards that we have made pursuant to our 2003 Equity Incentive Plan. For a discussion of our valuation assumptions for 2011, see footnote 1(w) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 25, 2011 filed with the Securities and Exchange Commission. For a discussion of our valuation assumptions for 2010 and 2009, see footnote 1(w) to our consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 26, 2010, and December 27, 2009, respectively, filed with the Securities and Exchange Commission.

(3)
The amounts represent cash incentive awards made pursuant to our 2011, 2010, and 2009 annual cash incentive programs. Our 2011 annual cash incentive program is discussed in further detail in the "Compensation Discussion and Analysis" under "Annual Cash Incentive Compensation" on page 20. Although the performance conditions for these awards were satisfied in the year listed, pursuant to the terms of the annual cash incentive programs, executives did not receive payment until the following year. Therefore, the 2009 award was paid on February 26, 2010, the 2010 award was paid on February 25, 2011, and the 2011 award was paid on February 24, 2012.

(4)
Amounts shown for 2011, 2010 and 2009 reflect the total earnings on nonqualified deferred compensation under the Deferred Compensation Plan. Even though earnings on contributions to the plan are calculated in the same manner and at the same rate as earnings on comparable investments in our 401(k) Plan and are therefore not deemed above-market, such earnings are included here because this plan is not considered an "excess benefit plan." When total earnings are negative, they are not shown in this table. For further details, see "Compensation Discussion and Analysis" under "Other Benefits" on page 24 and the discussion on page 45 entitled "Nonqualified Deferred Compensation."

(5)
All other annual compensation for fiscal year 2011 consists of the items set forth in the table below:

	Auto Lease/ Allowance(a)	Executive Medical Plan	Executive Long-Term Disability Premiums	Executive Life Insurance Premiums	Contribution to 401(k) Plan	Deferred Compensation Plan Accrual(b)	Financial Planning Services
Sally J. Smith	$28,135	—	$4,329	$5,671	$9,800	$72,344	$20,800
James M. Schmidt	$6,000	—	$4,196	$1,634	$9,520	$46,302	$15,600
Mary J. Twinem	$17,750	—	$3,009	$1,110	$9,512	$44,406	$15,600
Judith A. Shoulak	$6,000	—	$3,960	$2,860	$8,441	$40,937	$15,600
Kathleen M. Benning	$6,000	—	—	$808	$9,800	$34,844	$15,600

(a)
The amounts shown for Ms. Smith and Ms. Twinem cover the lease of an automobile and $7,000 for maintenance of such automobile; the amounts shown for all other named executive officers represent an automobile allowance.

(b)
These amounts were contributed by us for the officers' account and exclude investment earnings (losses) on individual deferred compensation investment account. The deferred compensation vests on the basis of 20% for each year of service with Buffalo Wild Wings. Each of the named officers is fully vested.
(6)
For restricted stock units granted in 2011, 2010, and 2009 under our 2003 Equity Incentive Plan, 50% of the restricted stock units will vest if the company achieves target performance, and the remaining 50% will vest if the company performs at maximum. At the time of the grants, we deemed achievement of target probable, and therefore the grant date fair values of the 2011, 2010 and 2009 awards as reflected in the Summary Compensation Table were calculated on that basis. If instead the amounts had been calculated assuming the company would achieve maximum performance, the grant date fair values for the 2011 grants would have been as follows: Ms. Smith, $1,023,750; Mr. Schmidt, $562,494; Ms. Twinem, $562,494; Ms. Shoulak, $494,984; Ms. Benning, $427,474; the grant date fair values for the 2010 grants would have been as follows: Ms. Smith, $979,958; Mr. Schmidt, $540,746; Ms. Twinem, $608,340; Ms. Shoulak, $540,746; Ms. Benning, $439,356; and the grant date fair values for the 2009 grant would have been as follows: Ms. Smith, $979,972; Mr. Schmidt, $516,239; Ms. Twinem, $612,492; Ms. Shoulak, $442,058; Ms. Benning $377,633.

(7)
The value represented for the 2009 annual cash incentive award includes amounts deferred by each executive in the following amounts: Ms. Smith, $296,576; Ms. Twinem, $159,950; Ms. Shoulak, $19,965.

(8)
The value represented for the 2010 annual cash incentive award includes amounts deferred by the executive in the following amounts: Ms. Shoulak, $19,416.

Employment Agreements

        On September 16, 2008, we entered into amended and restated employment agreements with each of our executive officers, including the named executive officers. The initial term of the agreements ended on December 27, 2009, the last day of our 2009 fiscal year. The agreements provide for an automatic extension for successive one-year periods, each ending on the last day of the fiscal year, unless the agreement is terminated earlier or either party gives the other a non-renewal notice, and the agreements have thus been extended. The agreements provide for a base salary to be determined by the Board, or the Compensation Committee, on an annual basis. The base salaries for fiscal year 2011 are set forth in the table above.

        As provided in the employment agreements, the officers agree to maintain confidentiality, not compete with us during employment and for one year following employment, and not hire or solicit anyone affiliated with us in any way. The agreements provide for severance arrangements under certain terminations. See "Potential Payments Upon Termination or Change in Control" on page 47 for further information with respect to these termination provisions.

Grants of Plan-Based Awards

		Estimated Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								All Other Option Awards: Number of Securities Underlying Options (#)(3)
									Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sally J. Smith	N/A	$155,025	$497,250	$848,250	—	—	—	—	—	—
	03/28/11	—	—	—	7,347	9,796	19,046	—	—	$526,508
	03/28/11	—	—	—	—	—	—	7,175	$53.75	$175,501
James M. Schmidt	N/A	$93,750	$300,000	$511,875	—	—	—	—	—	—
	03/28/11	—	—	—	3,924	5,233	10,465	—	—	$281,247
	03/28/11	—	—	—	—	—	—	3,833	$53.75	$93,755
Mary J. Twinem	N/A	$90,000	$281,250	$480,000	—	—	—	—	—	—
	03/28/11	—	—	—	3,924	5,233	10,465	—	—	$281,247
	03/28/11	—	—	—	—	—	—	3,833	$53.75	$93,755
Judith A. Shoulak	N/A	$79,200	$247,500	$422,400	—	—	—	—	—	—
	03/28/11	—	—	—	3,453	4,605	9,209	—	—	$247,492
	03/28/11	—	—	—	—	—	—	3,373	$53.75	$82,504
Kathleen M. Benning	N/A	$68,400	$213,750	$364,800	—	—	—	—	—	—
	03/28/11	—	—	—	2,982	3,977	7,953	—	—	$213,737
	03/28/11	—	—	—	—	—	—	2,913	$53.75	$71,252

(1)
These columns show the range of payouts for fiscal 2011 performance under our cash incentive program described in the section titled "Annual Cash Incentive Compensation" in the "Compensation Discussion and Analysis" on page 20. The cash incentive payments for 2011 performance have been made based on the metrics described and are shown in the column "Non-equity Incentive Plan Compensation" of the "Summary Compensation Table" on page 40.

(2)
Reflects long-term incentive awards in the form of performance-based restricted stock units granted to each named executive officer on March 28, 2011 in accordance with our 2003 Equity Incentive Plan and pursuant to our 2011 equity incentive program described in the "Compensation Discussion and Analysis" under "Equity Incentive Compensation" on page 23.

(3)
The amounts represent stock options granted to each named executive officer on March 28, 2011 in accordance with our 2003 Equity Incentive Plan and pursuant to our 2011 equity incentive program described in the "Compensation Discussion and Analysis" under "Equity Incentive Compensation" on page 23. The options vest ratably over a four-year period, and they expire on December 31, 2017.

(4)
The amounts represent the grant date fair value of long-term incentive awards in the form of option awards computed using the Black-Scholes option valuation model and in the form of performance-based restricted stock units computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 1(w) to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended December 25, 2011 filed with the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Sally J. Smith	6,000	—	$9.075	05/28/13	39,314	$2,682,787
	12,750	—	$24.96	12/28/14	—	—
	10,169	3,390	$31.00	12/27/15	—	—
	4,103	4,104	$48.35	12/25/16	—	—
	1,793	5,382	$53.75	12/31/17	—	—
James M. Schmidt	800	—	$9.075	05/28/13	21,649	$1,477,328
	6,435	—	$24.96	12/28/14	—	—
	4,464	1,488	$30.87	12/27/15	—	—
	1,954	1,954	$48.35	12/25/16	—	—
	958	2,875	$53.75	12/31/17	—	—
Mary J. Twinem	5,984	—	$24.96	12/28/14	23,047	$1,572,727
	5,296	1,766	$30.87	12/27/15	—	—
	2,198	2,199	$48.35	12/25/16	—	—
	958	2,875	$53.75	12/31/17	—	—
Judith A. Shoulak	2,900	—	$9.075	05/28/13	20,393	$1,391,618
	5,148	—	$24.96	12/28/14	—	—
	3,571	1,191	$30.87	12/27/15	—	—
	1,954	1,954	$48.35	12/25/16	—	—
	843	2,530	$53.75	12/31/17	—	—
Kathleen M. Benning	3,200	—	$9.075	05/28/13	17,040	$1,162,810
	4,633	—	$24.96	12/28/14	—	—
	3,051	1,017	$30.87	12/27/15	—	—
	1,588	1,587	$48.35	12/25/16	—	—
	728	2,185	$53.75	12/31/17	—	—

(1)
The total options that were granted in each year vest to the extent of 25% of the total granted shares on the last day of each fiscal year beginning with the grant date year.

(2)
Represents the maximum number of shares of Common Stock that an officer would receive under the performance-based restricted stock units awarded as follows:

Name	Grant Date	Vest on 12/30/12(a)—at maximum	Vest on 12/29/13(a)—at maximum
Sally J. Smith	03/29/10	20,268
	03/28/11		19,046
James M. Schmidt	03/29/10	11,184
	03/28/11		10,465
Mary J. Twinem	03/29/10	12,582
	03/28/11		10,465
Judith A. Shoulak	03/29/10	11,184
	03/28/11		9,209
Kathleen M. Benning	03/29/10	9,087
	03/28/11		7,953

(a)
The vesting is subject to certain performance targets being attained; therefore, the number of shares vesting may be less. For more information on the vesting conditions for the restricted stock unit awards, please see the discussion entitled "Equity Incentive Compensation" that is contained in the "Compensation Discussion and Analysis."
(3)
The amounts reflect the value as calculated based on the closing price of our Common Stock on December 23, 2011 of $68.24.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Sally J. Smith	10,915	$553,718	31,612	$2,157,203
James M. Schmidt	—	—	16,723	$1,141,178
Mary J. Twinem	2,000	$67,960	19,841	$1,353,950
Judith A. Shoulak	6,050	$319,379	14,320	$977,197
Kathleen M. Benning	6,000	$325,140	12,233	$834,780

(1)
Amounts reflect the difference between the exercise price of the stock option and the market price on the date of exercise.

(2)
The value realized reflects the market value of the stock on the date that the restricted stock units vested. These shares represent performance awards granted on March 3, 2009 that vested on December 25, 2011. The price of our Common Stock on December 23, 2011 was $68.24 per share.

Nonqualified Deferred Compensation

        We contribute a percentage of the executive officers' annual base salary to our nonqualified deferred compensation plan. The amount of our contribution for each executive is based on a percentage of base salary, which for 2011 was 12.5% for all of the named executive officers

        The Deferred Compensation Plan permits our named executive officer participants to defer up to 100% of compensation attributable to salary, bonus, and restricted stock unit payouts. All such contributions are immediately vested.

        The options available for investment under the Deferred Compensation Plan and their rates of return for the calendar year ended December 31, 2011 were as follows:

Investment Advisor	Investment Option	1 Year Rate of Return
Principal Global Investors	Large Cap S&P 500 Index R3 Fund	1.34%
Capital Research and Mgmt Co	American Funds Growth Fund of America R3 Fund	(5.14)%
Turner / Jacobs Levy	MidCap Growth III R3 Fund	(4.92)%
Principal Global Investors	SmallCap Blend R3 Fund	(2.09)%
Principal Global Investors	Diversified International R3 Fund	(11.73)%
Russell Investment Group	Russell LifePoints Conservative Strategy R3 Fund	1.73%
Russell Investment Group	Russell LifePoints Moderate Strategy R3 Fund	(0.32)%
Russell Investment Group	Russell LifePoints Balanced Strategy R3 Fund	(3.02)%
Russell Investment Group	Russell LifePoints Growth Strategy R3 Fund	(5.61)%
Multiple Sub-Advisors	Principal LifeTime Strategic Income R3 Fund	2.97%
Multiple Sub-Advisors	Principal LifeTime 2010 R3 Fund	0.58%
Multiple Sub-Advisors	Principal LifeTime 2020 R3 Fund	(1.62)%
Principal Global Investors	Money Market R3 Fund	n/a
PIMCO	PIMCO Total Return R Fund	3.49%
Principal Global Investors	Bond & Mortgage Securities R3 Fund	6.15%

        The company's contributions, along with earnings, under the deferred compensation plan vest over five years from date of hire, except in the case of death, in which case a lump sum is paid to the beneficiaries. If an executive terminates employment with us and accepts employment with a competitor, the vesting schedule lengthens to ten years from the date of hire.

        The executives may receive distributions from the Deferred Compensation Plan as a lump sum payment or in annual installments over five years.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Sally J. Smith	$0	$72,344	$0	$74,824	$1,883,869
James M. Schmidt	$0	$46,302	$188,730	$0	$856,804
Mary J. Twinem	$0	$46,406	$268,232	$0	$2,028,712
Judith A. Shoulak	$22,370	$40,937	$0	$0	$384,199
Kathleen M. Benning	$0	$34,844	$0	$0	$310,636

(1)
Amount is also reported as compensation for Ms. Shoulak in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 40.

(2)
Amounts are also reported as compensation to the named executive officers in the "All Other Compensation" column of the "Summary Compensation Table" on page 40.

(3)
Contributions to the Deferred Compensation Plan are invested as directed by participants in funds similar to those offered by our 401(k) Plan. Because earnings are calculated in a similar manner and at a similar rate as earnings on investments in our 401(k) Plan, such earnings are not deemed above market. Nevertheless, they are reported in the column of the Summary Compensation Table entitled "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" because the Deferred Compensation Plan is not considered an "excess benefit plan".

(4)
The balances in this column include deferrals for amounts which were reported as 2009, 2010 and 2011 compensation in the "All Other Compensation" column of the Summary Compensation Table for respective years as follows:

Name	2009	2010	2011
Sally J. Smith	$70,000	$70,000	$72,344
James M. Schmidt	$36,875	$39,219	$46,302
Mary J. Twinem	$43,750	$44,687	$46,406
Judith A. Shoulak	$29,500	$39,219	$40,937
Kathleen M. Benning	$25,200	$32,250	$34,844

Potential Payments Upon Termination or Change in Control

        As set forth under "Employment Agreements" on page 42, in September 2008, we amended and restated the employment agreements with each of our named executive officers. According to these employment agreements and our incentive plans, the named executive officers would be entitled to payments and benefits upon certain terminations. The employment agreements provide that, during the term of the agreement and for one year following termination of employment, the executives will not compete with us or solicit any of our employees or customers. Upon termination for "cause" (as defined in the agreements) or resignation without "good reason" (as defined in the employment agreements), the named executive officers would not be entitled to any additional compensation or benefits, other than those earned or accrued but not yet paid at the date of termination, pursuant to the employment agreements. The employment agreements provide for severance payments upon (i) the company's failure to renew the agreement, (ii) resignation with "good reason," and (iii) termination "without cause" consisting of the following:

  •
  Base salary at time of termination for 18 months (assuming the executive has been employed for 5 years or more);

  •
  Cash incentive payment based on actual performance and pro-rated for year of termination (the portion relating to individual objectives will be deemed to have been met at a level resulting in a payout of 50% of the award amount allocated to such individual objectives);

  •
  Health insurance (employer's portion) for 18 months (assuming the executive has been employed for 5 years or more); and

  •
  If such resignation or termination occurs within one year of a change in control, vesting for the portion of the executive's outstanding restricted stock units that would vest at the end of the current fiscal year would accelerate and the executive's outstanding stock options would become fully exercisable for one year following termination.

        Severance payments will be made in a lump sum in connection with a resignation or termination following a change of control; in all other instances of termination of employment, payments will be paid according to normal payroll practices. Upon death or permanent disability, the portion of the executive's outstanding restricted stock units that would vest at the end of the current fiscal year would accelerate and become payable and the outstanding stock options would be exercisable for one year to the extent such options were vested at the time of death or disability. In addition, our deferred compensation plan provides that vesting would accelerate to 100% upon a change in control; however, the effect of this provision is limited because all of the current named executive officers are fully vested in such plan. The named executive officers would have the right to receive benefits or payments under any plan to the extent vested upon any termination or resignation. Assuming that the named executive officers' employment terminated at the close of business on December 25, 2011, the named executive officers would have been entitled to the following payments and benefits:

	Company's failure to renew agreement	Resignation without good reason; termination for cause	Resignation with good reason; termination without cause	Death or permanent disability	Within one year following a change in control with one of the following: resignation with good reason, termination without good reason or company's failure to renew employment agreement
Sally J. Smith
• Salary	$877,500	—	$877,500	—	$877,500
• Annual Incentive(1)	$65,813	—	$65,813	—	$65,813
• Unvested stock options(2)	—	—	—	—	$285,857
• Deferred compensation(3)	—	—	—	—	—
• Health benefits(4)	$13,319	—	$13,319	—	$13,319
Totals	$956,631	—	$956,631	—	$1,242,489
James M. Schmidt
• Salary	$562,500	—	$562,500	—	$562,500
• Annual Incentive(1)	$39,375	—	$39,375	—	$39,375
• Unvested stock options(2)	—	—	—	—	$136,130
• Deferred compensation(3)	—	—	—	—	—
• Health benefits(4)	$13,319	—	$13,319	—	$13,319
Totals	$615,194	—	$615,194	—	$751,324
Mary J. Twinem
• Salary	$562,500	—	$562,500	—	$562,500
• Annual Incentive(1)	$37,500	—	$37,500	—	$37,500
• Unvested stock options(2)	—	—	—	—	$151,392
• Deferred compensation(3)	—	—	—	—	—
• Health benefits(4)	$13,319	—	$13,319	—	$13,319
Totals	$613,319	—	$613,319	—	$764,711
Judith A. Shoulak
• Salary	$495,000	—	$495,000	—	$495,000
• Annual Incentive(1)	$33,000	—	$33,000	—	$33,000
• Unvested stock options(2)	—	—	—	—	$120,032
• Deferred compensation(3)	—	—	—	—	—
• Health benefits(4)	$13,319	—	$13,319	—	$13,319
Totals	$541,319	—	$541,319	—	$661,351
Kathleen M. Benning
• Salary	$427,500	—	$427,500	—	$427,500
• Annual Incentive(1)	$28,500	—	$28,500	—	$28,500
• Unvested stock options(2)	—	—	—	—	$101,231
• Deferred compensation(3)	—	—	—	—	—
• Health benefits(4)	$13,319	—	$13,319	—	$13,319
Totals	$469,319	—	$469,319	—	$570,550

(1)
The amounts represent cash incentive awards made pursuant to our 2011 executive incentive program, which is discussed in further detail on page 20 under "Annual Cash Incentive Compensation" of the "Compensation Discussion and Analysis." For purposes of this presentation, it is assumed that the terminations occurred on the last day of the fiscal year, which is the date the incentive compensation based on company performance is deemed earned and accrued. Since, the earned bonus based on company performance would therefore be paid under all terminations, the amount shown is only the amount paid via the individual portion of the company-based incentive program. For those situations which include a value, the amount shown is 50% of the individual's maximum which is the amount that would be paid under these scenarios. The amount of the severance payment relating to incentive compensation would be the same regardless of whether the resignation or termination occurred within one year of a change of control.

(2)
The amount for each executive reflects the number of shares subject to the unvested portion of stock options that would have vested upon the applicable triggering event multiplied by the difference between the December 23, 2011 closing market price of our stock and the exercise price for each of the respective options.

(3)
All of the named executive officers are fully vested in the deferred compensation plan so no additional or accelerated payments would be triggered under any of the termination scenarios.

(4)
The amounts represent the employer's portion of premiums for health insurance that would be paid if the executive pays his or her portion.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 25, 2011, our fiscal year end.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	813,619	(1)	$34.06	(2)	520,747	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	813,619		$34.06		520,747

(1)
Includes 625,516 shares underlying restricted stock units that may be issued upon achievement of performance goals and 5,834 time-based restricted stock units.

(2)
Weighted average exercise price of outstanding options excludes restricted stock units.

(3)
Includes 274,662 shares available for issuance under our Employee Stock Purchase Plan.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the best of our knowledge, during fiscal year 2011, all officers, directors, and greater than ten-percent beneficial owners complied with the applicable filing requirements on a timely basis, except (i) Kathleen Benning, Emily Decker, James Patterson, Mounir Sawda, James Schmidt, Judith Shoulak, Sally Smith and Mary Twinem each filed one late Form 4 to report receipt of a stock option grant on the same day by each such person; (ii) Oliver Maggard filed two late Form 4s to report the sale of shares; (iii) Dale Applequist filed one late Form 4 to report the sale of shares; (iv) Judith Shoulak filed one late Form 4 to report the exercise of stock options; and (v) Andrew Block filed a late Form 3 upon his appointment as an officer of the Company.

Certain Relationships and Related Transactions

        Our Board of Directors has adopted a written policy with respect to related party transactions, which policy sets out procedures pursuant to which related party transactions are reviewed and approved. The policy covers all transactions between us and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than transactions generally available to all employees and transactions involving less than five thousand dollars ($5,000) when aggregated with all similar transactions. The Audit Committee is generally responsible for reviewing and assessing the adequacy of the policy and recommends to the Board revisions to such policy. The Audit Committee oversees administration of the policy. A related party transaction may be consummated if it is either (a) ratified or approved by the Audit Committee and is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party or (b) it is approved by the disinterested members of the Board of Directors.

        Since the beginning of fiscal 2011, there have been no reportable transactions or business relationships, other than as may be disclosed herein, between us and our executive officers, directors, director nominees, and affiliates.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #5)

General

        The Board of Directors recommends that the shareholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 30, 2012. KPMG LLP has served as our accountants since 1994. The Audit Committee may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, and the Audit Committee would do so if it were in our best interest and the interest of our shareholders. KPMG LLP provided services in connection with the audit of our financial statements for the year ended December 25, 2011, and consultation on matters relating to accounting and financial reporting. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR
THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 30, 2012.

Audit Fees

        We paid the following fees to KPMG LLP for fiscal years 2011 and 2010:

	2011	2010
Audit Fees	$490,000	$433,000
Audit-Related Fees	27,000	27,000
Tax Fees	—	—
All Other Fees	—	—

	$507,000	$460,000

        Audit fees consist of fees billed or estimated to be billed to KPMG LLP for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of financial statements included in the Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

        Audit-related fees consist of fees billed for services in connection with the audit of financial statements of our employee benefit plans and national advertising fund as well as other services that are related to the performance of the audit of our financial statements and are not reported under Audit Fees.

        The Audit Committee has considered whether provision of the above audit-related services is compatible with maintaining the registered public accounting firm's independence and has determined that such services are compatible with maintaining registered public accounting firm's independence.

Pre-Approval of Audit Fees

        Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Buffalo Wild Wings by its independent registered public accounting firm or any other auditing or accounting firm. 100% of the services provided by KPMG LLP for the company during fiscal years 2010 and 2011 were pre-approved by the Audit Committee.

Report of Audit Committee

        The Board of Directors maintains an Audit Committee comprised of four of our outside directors. The Audit Committee's current member composition satisfies the Nasdaq rule that governs audit committees, Rule 5605(c), including the requirement that audit committee members all be "independent directors" as that term is defined by applicable Nasdaq and SEC rules.

        In accordance with its written charter adopted by the Board of Directors, which is available on Buffalo Wild Wings' website at www.buffalowildwings.com, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In performing its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited consolidated financial statements with management;

  (2)
  discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended; and

  (3)
  received and reviewed the written disclosures from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2011, as filed with the Securities and Exchange Commission.

Members of the Audit Committee J. Oliver Maggard, Chair Robert W. MacDonald James M. Damian Jerry R. Rose

OTHER BUSINESS

        Management knows of no other matters to be presented at the 2012 Annual Meeting. If any other matter properly comes before the 2012 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

 SHAREHOLDER PROPOSALS

        Any appropriate proposal submitted by a shareholder of the company and intended to be presented at the 2013 Annual Meeting must be received by us by November 22, 2012 to be included in our proxy statement and related proxy for the 2013 Annual Meeting. We must receive any other shareholder proposals intended to be presented at the 2013 Annual Meeting not earlier than the close of business on January 2, 2013 and not later than the close of business on February 1, 2013.

ANNUAL REPORT

        A copy of our Annual Report to Shareholders for the fiscal year ended December 25, 2011, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-K

        Upon written request of any shareholder as of March 8, 2012, we will furnish, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 25, 2011, including the financial statements and a list of exhibits to such Form 10-K. We will furnish to any such person any exhibit described in the list accompanying the Form 10-K upon the advance payment of reasonable fees. Requests should be directed to Emily C. Decker, VP, General Counsel and Secretary of Buffalo Wild Wings, Inc., 5500 Wayzata Boulevard, Suite 1600, Minneapolis, Minnesota 55416. In addition, you may review and print the Form 10-K and all exhibits from the SEC's website at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: March 22, 2012	Sally J. Smith, President and Chief Executive Officer

APPENDIX A

BUFFALO WILD WINGS, INC.
AMENDED AND RESTATED CASH INCENTIVE PLAN

ARTICLE 1.
PURPOSE

1.1    Annual Bonuses.    The purpose of the Buffalo Wild Wings, Inc. Cash Incentive Plan (the "Plan") is to provide incentives and rewards to certain key employees of Buffalo Wild Wings, Inc. ("Company") in the form of annual incentive bonuses based on the achievement of certain performance objectives, as well as individual performance.

ARTICLE 2.
ADMINISTRATION

2.1    Administration and Delegation of Authority.    The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"), which shall consist of not less than two (2) members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. No member of such Committee shall be eligible for any awards, payments or benefits hereunder. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee.

2.2    Powers.    Except as otherwise provided, and subject to the provisions of the Plan, the Committee shall have full power and authority to administer and interpret the Plan, to make awards under the Plan, to determine when and to whom such awards will be granted and the form, amount and other terms and conditions of such awards, to adopt and revise rules, regulations and guidelines relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Decisions and determinations by the Committee shall be final and binding on all parties.

ARTICLE 3.
PARTICIPATION

3.1    Selection of Participants and Plan Entry.    The Committee shall, from time to time, designate those key employees of the Company or any of its subsidiaries who shall be eligible to participate in the Plan. Any key employee selected to participate in the Plan (a "Participant") for a performance period consisting of a fiscal year of the Company shall continue to participate in each subsequent fiscal year performance period until otherwise determined by the Committee. The Committee shall periodically review its selection of Participants and make any changes as the Committee, in its sole discretion, deems appropriate. Selection by the Committee as a Participant does not confer on the Participant any right to continued participation in the Plan, and the Committee may, in its sole discretion, rescind any designation of a Participant as entitled to participate in the Plan for future performance periods. The discontinuation of a Participant's eligibility to participate shall not alter, impair or reduce, without the Participant's consent, the Participant's rights with respect to any annual incentive bonus earned by such Participant.

ARTICLE 4.
BONUS PAYMENTS

4.1    Determination of Annual Incentive Bonus.

        4.1.1    Determination of Performance Goals and Bonus.    Prior to 90 days following the beginning of each fiscal year performance period, the Committee shall identify the key employees who will participate in the Plan for such performance period, select the applicable performance measures for the performance period from among those specified in Section 4.2, specify the performance goals for the performance period based on the performance measures selected, and specify in terms of an objective formula or standard the method for calculating the annual incentive bonus amount payable to a Participant if, and to the degree that, the specified performance goals are satisfied during the performance period. In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered "non-GAAP financial measures" within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The amount of any incentive bonus payable to a Participant shall be expressed as a percentage of the Participant's base salary, but in no event shall any Participant's maximum annual incentive bonus exceed $4,000,000. The performance goals and maximum annual incentive bonus for any performance period shall be communicated to each Participant as soon as administratively practicable after they are determined by the Committee. The annual incentive bonus for a Participant may vary from fiscal year to fiscal year, and annual incentive bonus awards may vary from Participant to Participant.

        4.1.2    Determination of Payout.    After the completion of a fiscal year performance period, the Committee will determine and certify in writing the degree to which the applicable performance goals have been achieved and the resulting annual incentive bonus amounts payable to Participants. In its sole and absolute discretion, the Committee may decrease or eliminate, but may not increase, the annual incentive bonus amount that would otherwise be payable to any Participant based upon the degree to which the applicable performance goals were achieved. No reduction in the annual incentive bonus amount payable to any Participant shall increase the amount of an Award payable to any other Participant. If a Participant terminates employment with the Company and its subsidiaries prior to the last day of a fiscal year performance period for a reason other than death or disability, the Participant shall not earn the annual incentive bonus for that year. If the Participant terminates employment with the Company and its subsidiaries prior to the last day of a fiscal year performance period due to death or disability, the Participant shall be entitled to receive a prorated annual incentive bonus, based on the number of days in the fiscal year performance period that the Participant was employed. For purposes of this Section 4.1.2, "disability" shall mean a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months and which renders the Participant unable to engage in any substantial gainful activity, and shall be established by the certificate of a medical doctor chosen by or satisfactory to the Committee.

4.2    Performance Measures.    To qualify the annual incentive bonuses paid under this Plan as "performance-based compensation" within the meaning of Code Section 162(m), the performance measures to be utilized shall be limited to one or a combination of two or more of the following: (i) revenue; (ii) net earnings; (iii) earnings before income taxes; (iv) earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; (v) operating income; (vi) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue; (vii) margins (including, but not limited to, one or more of gross, operating and net earnings margins); (viii) shareholders' equity; (ix) share price; (x) total shareholder return; (xi) improvement in or attainment of cost and/or expense levels or cost and/or expense savings; (xii) cash flow; (xiii) market share; (xiv) same-store sale increases; (xv) increases in the number of store locations; (xvi) gross restaurant openings; (xvii) asset quality; (xviii) non-performing assets; (xix) operating assets; (xx) operating expenses; (xxi) economic value added; (xxii) improvement in or attainment of working capital levels, (xxiii) employee retention; (xxiv) customer satisfaction; (xxv) implementation or completion of critical projects; (xxvi) balance of cash, cash equivalents and marketable securities; (xxvii) inventory levels; (xxviii) inventory or operating asset turnover; and (xxix) accounts receivable levels. In addition, for any annual incentive bonus award to a Participant who is not a "covered employee" within the meaning of Code Section 162(m)(3) for the applicable performance period or that is not intended to constitute "performance-based compensation" within the meaning of Code Section 162(m)(4)(C), performance measures may include, alone or in combination with any of the foregoing performance measures, any other measure of performance as determined by the Committee. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, may relate to one or any combination of Company-wide, business unit, department, division, subsidiary or individual performance, and may be expressed in terms of differing levels of achievement, such as minimum threshold, target and maximum levels.

4.3    Payment.    An annual incentive bonus shall be paid to a Participant (or, in the event of the Participant's death to the Participant's estate) in cash, in a single lump-sum payment, as soon as administratively practicable after the date the Committee certifies the achievement of the performance goals and amounts payable for the applicable fiscal year performance period, but not later than the 15th day of the third month following the end of the performance period.

ARTICLE 5.
MISCELLANEOUS PROVISIONS

5.1    Nontransferability.    No Participant (or the estate or heirs at law of any Participant) shall have any right to assign, encumber or otherwise anticipate the right to receive payment hereunder, and the value of the Participant's annual incentive bonus awards under the Plan shall not be subject to garnishment, attachment or any other legal process by the creditors of any Participant (or the estate or heirs at law of any Participant) hereunder.

5.2    Liability of Company.    The Company shall have no liability in connection with the Plan except to pay any annual incentive bonus awards in accordance with the terms of the Plan. The Company has made no representations to any Participant with respect to the tax implications of any transactions contemplated by the Plan. Each Participant shall obtain his or her own counsel to advise the Participant with respect to the tax effects of participating in the Plan.

5.3    Binding Effect.    The Plan shall be binding upon the Participants and the Company and their heirs, successors, executors and assigns. The Company shall not be a party to any merger, consolidation or reorganization unless and until its obligations under the Plan shall be expressly assumed by its successor or successors.

5.4    Payment in Case of Incompetency.    If, in the judgment of the Committee based upon facts and information readily available to it, any person entitled to receive a payment hereunder is incapable for any reason of personally receiving and giving a valid receipt for the payment of a benefit, the Committee may cause such payment or any part thereof to be made to the duly appointed guardian or legal representative of such person, or to any person or institution contributing to or providing for the care and maintenance of such person, provided that no prior claim for said payment has been made by a duly appointed guardian or legal representative of such person. The Committee shall not be required to see to the proper application of any such payment made in accordance with the provisions hereof, and any such payment shall constitute payment for the account of such person and a full discharge of any liability or obligation of the Company.

5.5    Withholding.    The Company or any applicable subsidiary shall have the right to deduct from all amounts payable hereunder any local, state or federal taxes required by law to be withheld with respect to such awards. If the Company is unable to withhold such federal, state and local taxes for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

5.6    Right to Terminate Employment.    No employee or other person shall have any claim or right to receive annual incentive bonus awards under, or otherwise participate in, the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employment of the Company or any of its subsidiaries, interfere with the right of the Company or any of its subsidiaries to discharge any employee at any time, give the Company or any of its subsidiaries the right to require an employee to remain in its employ, or interfere with the employee's right to terminate employment at any time.

5.7    Compliance with Applicable Laws.    The Company and Participants intend that the Plan comply with any applicable provisions of the Code and the regulations thereunder, and with any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be interpreted in a manner that shall best carry out this intention.

5.8    Notices.    Any notice, election or form to be delivered pursuant to the Plan shall be given in writing and delivered, personally or by first-class mail, postage prepaid, to the Company, the Participant or any other person, as the case may be, at their last known address.

5.9    Headings.    Headings or titles at the beginning of articles and sections are for convenience of reference, shall not be considered a part of the Plan, and shall not influence its construction.

5.10    Amendment and Termination.    The Board or Committee may at any time terminate, suspend or modify the Plan. Amendments to the Plan are subject to approval of the Company's shareholders only if such approval is necessary to maintain the Plan in compliance with the requirements of Code Section 162(m) or any other applicable law or regulation. No amendment to the Plan may alter, impair or reduce the value of a Participant's annual incentive bonus award to the extent earned prior to the effective date of such amendment, without the written consent of such Participant.

5.11    Governing Law.    The provisions of the Plan shall be construed and enforced according to the laws of the State of Minnesota to the extent that such laws are not preempted by any applicable federal law.

5.12    Compensation Recovery Policy.    To the extent that any annual incentive bonus or bonus opportunity under this Plan is considered "incentive-based compensation" within the meaning and subject to the requirements of Section 10D of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such bonus or bonus opportunity shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company's common stock is then listed. Any other document evidencing such a bonus or bonus opportunity may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

5.13    Unfunded Plan.    The Plan shall be unfunded, and neither the Company nor any of its subsidiaries shall be required to segregate any assets that may at any time be represented by annual incentive bonuses or bonus opportunities under the Plan. No Participant shall, by virtue of this Plan, have any interest in any specific assets of the Company or any of its subsidiaries.

5.14    Effective Date of the Plan.    The Plan as amended and restated shall become effective as of the date it is approved by Company's shareholders, provided such approval occurs no later than June 30, 2012. If the Company's shareholders do not approve the amended and restated Plan, the Plan shall continue in effect in the form it existed prior to the amendment and restatement. The Plan shall remain in effect until it has been terminated pursuant to Section 5.10.

APPENDIX B

BUFFALO WILD WINGS, INC.
2012 EQUITY INCENTIVE PLAN

1.    Purpose.    The purpose of the Buffalo Wild Wings, Inc. 2012 Equity Incentive Plan (the "Plan") is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company's shareholders, and to thereby promote the Company's long-term business success.

2.    Definitions.    In this Plan, the following definitions will apply.

        (a)   "Affiliate" means any entity that is a Subsidiary or Parent of the Company.

        (b)   "Agreement" means the written or electronic agreement or notice containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

        (c)   "Award" means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or Other Stock-Based Award.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Cause" means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between the Participant and the Company, or, in the absence of any such then-effective agreement or definition, means: (i) a Participant's commission of any act constituting a felony or Participant's conviction or guilty or no contest plea to any criminal misdemeanor involving fraud, misrepresentation or theft; (ii) gross misconduct or any act of fraud, disloyalty or dishonesty by a Participant related to or connected with Participant's employment by the Company or otherwise likely to cause material harm to the Company or its reputation; (iii) a material violation by a Participant of the Company's policies or codes of conduct; or (iv) the willful or material breach by Participant of any agreement between the Participant and the Company.

        (f)    "Change in Control" means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between the Participant and the Company, or, in the absence of any such then-effective agreement or definition, means one of the following:

          (1)   a merger, consolidation, statutory exchange or reorganization approved by the Company's shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding Voting Securities of the successor corporation (or its Parent) are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction;

          (2)   any shareholder-approved sale, transfer or other disposition of all or substantially all of the Company's assets unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding Voting Securities of the acquiring entity (or its Parent) are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding Voting Securities immediately prior to such transaction;

          (3)   any transaction or series of related transactions pursuant to which any Exchange Act Person becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) thirty percent (30%) or more of the total combined voting power of the Company's Voting Securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company's shareholders;

          (4)   a change in the composition of the Board over a period of eighteen (18) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who have been Board members continuously since the beginning of such period; or

          (5)   approval by the Company's shareholders of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

        (h)   "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

        (i)    "Company" means Buffalo Wild Wings, Inc., a Minnesota corporation, or any successor thereto.

        (j)    "Disability" means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, "total and permanent disability" within the meaning of Code Section 22(e)(3).

        (k)   "Employee" means an employee of the Company or an Affiliate.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

        (m)  "Exchange Act Person" means any natural person, entity or Group other than (i) the Company, an Affiliate or any other person that directly or indirectly controls, is controlled by or is under common control with, the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities.

        (n)   "Fair Market Value" means the fair market value of a Share determined as follows:

          (1)   If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

          (2)   If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

        (o)   "Full Value Award" means an Award other than an Option or Stock Appreciation Right.

        (p)   "Grant Date" means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

        (q)   "Group" means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

        (r)   "Non-Employee Director" means a member of the Board who is not an Employee.

        (s)   "Option" means a right granted under the Plan to purchase a specified number of Shares at a specified price. An "Incentive Stock Option" or "ISO" means any Option designated as such and granted in accordance with the requirements of Code Section 422. A "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

        (t)    "Other Stock-Based Award" means an Award described in Section 11 of this Plan.

        (u)   "Parent" means a "parent corporation," as defined in Code Section 424(e).

        (v)   "Participant" means a person to whom an Award is or has been made in accordance with the Plan.

        (w)  "Performance-Based Compensation" means an Award to a person who is, or is determined by the Committee to likely become, a "covered employee" (as defined in Section 162(m)(3) of the Code) and that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

        (x)   "Plan" means this Buffalo Wild Wings, Inc. 2012 Equity Incentive Plan, as amended and in effect from time to time.

        (y)   "Prior Plan" means the Buffalo Wild Wings, Inc. 2003 Equity Incentive Incentive Plan, as amended through December 4, 2008.

        (z)   "Restricted Stock" means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

        (aa) "Service" means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider's Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

        (bb) "Service Provider" means an Employee or a Non-Employee Director.

        (cc) "Share" means a share of Stock.

        (dd) "Stock" means the common stock, $0.01 par value, of the Company.

        (ee) "Stock Appreciation Right" or "SAR" means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

        (ff)  "Stock Unit" means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

        (gg) "Subsidiary" means a "subsidiary corporation," as defined in Code Section 424(f), of the Company.

        (hh) "Substitute Award" means an Award that reflects the assumption of, or the substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

         (ii)  "Voting Securities" of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3.    Administration of the Plan.

        (a)    Administration.    The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

        (b)    Scope of Authority.    Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

          (1)   determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

          (2)   cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);

          (3)   establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan;

          (4)   requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral; and

          (5)   taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

        (c)    Awards to Foreign Service Providers.    The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

        (d)    Acts of the Committee; Delegation.    A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers or Non-Employee Directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

        (e)    Finality of Decisions.    The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

        (f)    Indemnification.    Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual's duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company's expense, to handle and defend the claims before such person undertakes to handle and defend them on such person's own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

4.    Shares Available Under the Plan.

        (a)    Maximum Shares Available.    Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 1,500,000, plus any Shares remaining available for future grants under the Prior Plan on the effective date of this Plan. After the effective date of the Plan, no additional awards may be granted under the Prior Plan. Shares issued under the Plan shall come from authorized and unissued Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

          (1)   Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.

          (2)   Shares that are subject to Full Value Awards shall be counted against the share reserve as 2.0 Shares for every one Share granted.

          (3)   Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

          (4)   Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

          (5)   Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

        (b)    Effect of Forfeitures and Other Actions.    Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a "Prior Plan Award"), that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the total number of Shares available for grant under Section 4(a) shall be correspondingly increased as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.

        (c)    Counting Shares Again Available.    Each Share that again becomes available for Awards as provided in Section 4(b) shall increase the total number of Shares available for grant under Section 4(a) by (i) one Share if such Share was subject to an Option or Stock Appreciation Right under the Plan or to a stock option or stock appreciation right award under the Prior Plan, (ii) 1.5 Shares if such Share was subject to an award other than a stock option award under the Prior Plan, or (iii) 2.0 Shares if such Share was subject to a Full Value Award granted under the Plan.

        (d)    Substitute Awards.    The Committee may grant Awards or issue shares of Stock under the Plan in substitution or exchange for, or in connection with the assumption of, existing awards granted or issued by another corporation or entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, or reorganization to which the Company or a Subsidiary is a party. The terms and conditions of such Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the existing awards being assumed or replaced.

        (e)    Effect of Plans Operated by Acquired Companies.    If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or non-employee directors of the Company or any of its Affiliates prior to such acquisition or combination.

        (f)    No Fractional Shares.    Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares shall be rounded down to the nearest whole Share.

        (g)    Individual Option and SAR Limit.    The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 150,000 Shares.

5.    Eligibility.    Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.    General Terms of Awards.

        (a)    Award Agreement.    Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

        (b)    Vesting and Term.    Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which in the case of an Option or SAR shall not be more than ten years from the Grant Date), and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions as it may determine, subject to the following limitations on Full Value Awards:

          (1)   A Full Value Award that vests solely as the result of the passage of time and continued Service by the Participant shall be subject to a vesting period of not less than three years from the applicable Grant Date (but permitting pro rata vesting over such vesting period); and

          (2)   A Full Value Award whose vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year.

The minimum vesting periods specified in clauses (1) and (2) above will not, however, apply in the following situations: (i) an Award made to attract a key executive to join the Company; (ii) upon a Change in Control; (iii) upon termination of Service due to death or Disability; (iv) Awards made in payment of or exchange for other earned compensation (including performance-based Awards); (v) Awards issued to non-employee directors; and (vi) any Substitute Award that does not reduce the vesting period of the award being replaced.

        (c)    Transferability.    Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant's guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d). Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any "family member" (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any transferee.

        (d)    Designation of Beneficiary.    The Committee may permit each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant's death. Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.

        (e)    Termination of Service.    The effect of a termination of a Participant's Service on any outstanding Award shall be as provided in the applicable Award Agreement.

        (f)    Rights as Shareholder.    No Participant shall have any rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

        (g)    Performance-Based Awards.    Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, divisional or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 16 of this Plan. Except as provided in Section 16 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change of Control, a Corporate Transaction, a recapitalization, a change in the accounting practices of the Company, or the Participant's death or Disability.

        (h)    Deferrals of Full Value Awards.    The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and subject further to compliance with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or other document as the Committee may determine, and may address, to the extent relevant, any or all of the following matters: (i) the Participant with respect to whom the deferral of the settlement of a Full Value Award is permitted or required; (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms of any deferral elections by the Participant; (iv) the crediting of interest or dividend equivalents on deferred amounts; (v) the designation of beneficiaries to receive deferred settlement upon a Participant's death; (vi) administrative and operational matters, including without limitation the establishment of accounts or trusts for the purpose of tracking of holding deferrals, the form and frequency of statements to Participants, the form and content of administrative form(s), and the person(s) to whom administrative authority is delegated; (vii) the terms upon which such deferral arrangement may be amended or terminated; and (viii) any other matter as the Committee shall deem appropriate.

        (i)    Dividends and Dividend Equivalents.    Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any dividend equivalents payable with respect to the unvested portion of a Stock Unit Award or an Other Stock-Based Award that is performance-based within the meaning of Section 6(g) will be subject to the same restrictions as the units or other Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

        (j)    Extension of Termination Date.    If a Participant would otherwise be precluded from exercising an Option or SAR prior to the expiration of its scheduled term or prior to its termination following the termination of the Participant's Service solely because the issuance of the Shares upon such exercise would violate applicable registration requirements under the Securities Act, then the Committee may provide that the period during which the Option or SAR may be exercised and the termination date of the Option or SAR shall be extended until the date that is 30 days after the exercise of the Option or SAR would no longer violate the registration requirements of the Securities Act.

7.    Stock Option Awards.

        (a)    Type and Exercise Price.    The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

        (b)    Payment of Exercise Price.    The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

        (c)    Exercisability and Expiration.    Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

        (d)    Incentive Stock Options.

          (1)   An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option's Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Nonqualified Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

          (2)   No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

          (3)   For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

          (4)   If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Nonqualified Stock Option.

          (5)   The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8.    Stock Appreciation Rights.

        (a)    Nature of Award.    An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

        (b)    Exercise of SAR.    Each SAR may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

9.    Restricted Stock Awards.

        (a)    Vesting and Consideration.    Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

        (b)    Shares Subject to Restricted Stock Awards.    Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company's transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 17(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.    Stock Unit Awards.

        (a)    Vesting and Consideration.    A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

        (b)    Payment of Award.    Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions necessary to avoid adverse tax consequences specified in Code Section 409A.

11.    Other Stock-Based Awards.    The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.    Changes in Capitalization and Change in Control.

        (a)    Adjustments for Changes in Capitalization.    In the event of any equity restructuring (within the meaning of FASB ASC Topic 718—Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

        (b)    Change in Control Consequences.    Unless otherwise provided in an Agreement, in the event of a Change in Control, the Board or the Committee may take one or more of the following actions with respect to outstanding Awards, which actions may vary among individual Participants and among Awards held by an individual Participant, and are conditioned in each case upon the closing or completion of the Change in Control:

          (1)   Equitably accelerate (i) the vesting and exercisability of any outstanding Options and SARs and (ii) the vesting and corresponding lapse of forfeiture conditions and other restrictions on any other Awards. In the case of performance-based Awards, the number of Shares subject to such accelerated vesting shall be based on a determination by the Board or Committee of the degree to which any performance-based vesting or payment conditions will be deemed satisfied. The Board or Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants.

          (2)   Terminate this Plan, cancel outstanding Options and SARs not exercised prior to a date specified by the Board or Committee (which date shall give Participants a reasonable period of time in which to exercise the Options or SARs prior to the effectiveness of such Change in Control), and cancel any Full Value Awards that have not vested and for which the forfeiture conditions have not lapsed.

          (3)   Provide for payments of cash to Participants holding outstanding Options or SARs, with respect to each Share subject to such Options or SARs, as of the effective date of any such Change in Control, in an amount equal to the excess of the Fair Market Value of such a Share on the date immediately preceding the effective date of such Change in Control over the exercise price per share of such Options or SARs. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled without payment of any kind to the affected Participant. The Board or Committee may, in lieu of such cash payments, distribute to such Participants Shares or shares of stock of any corporation succeeding the Company (or of its Parent) by reason of such Change in Control, such Shares having a Fair Market Value as of the date immediately preceding the effective date of such Change in Control equal to the amount of the cash payment provided for in this paragraph 12(b)(3).

          (4)   Provide for payments of cash to Participants holding outstanding Full Value Awards, with respect to each Share subject to such Awards, as of the effective date of any such Change in Control, in an amount equal to the Fair Market Value of a Share on the date immediately preceding the effective date of such Change in Control. The Board or Committee may, in lieu of such cash payments, distribute to such Participants Shares or shares of stock of any corporation succeeding the Company (or of its Parent) by reason of such Change in Control, such shares having a Fair Market Value as of the date immediately preceding the effective date of such Change in Control equal to the amount of the cash payment provided for in this paragraph 12(b)(4).

          (5)   Provide for the continuance by the Company, or the assumption or replacement by the surviving or successor corporation (or its Parent) in the Change in Control, of Awards that were outstanding as of the date of the Change in Control. For purposes of this paragraph 12(b)(5), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Change in Control and is subject to substantially similar terms and conditions as the Award.

The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.    Plan Participation and Service Provider Status.    Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person's Service at any time with or without Cause or change such person's compensation, other benefits, job responsibilities or title.

14.    Tax Withholding.    The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant's minimum required tax withholding rate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15.    Effective Date, Duration, Amendment and Termination of the Plan.

        (a)    Effective Date.    The Plan shall become effective on the date it is approved by the Board (the "Effective Date"), subject to approval by the Company's shareholders within one year thereafter. Upon approval of the Plan by the Company's shareholders as provided above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the Company's shareholders had approved the Plan on the Effective Date. If the Company's shareholders fail to approve the Plan within one year after the Effective Date, the Plan and any Awards made thereunder shall be void and of no further force or effect.

        (b)    Duration of the Plan.    The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Effective Date, whichever occurs first (the "Termination Date"). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms unless limited in the applicable Agreements.

        (c)    Amendment and Termination of the Plan.    The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

        (d)    Amendment of Awards.    Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 17(i)(2)..

        (e)    No Option or SAR Repricing.    Except as provided in Section 12(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or Stock Appreciation Right, unless such action is first approved by the Company's shareholders.

16.    Performance-Based Compensation.

        (a)    Designation of Awards.    If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or is likely to be, a "covered employee" for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 16 will be applicable to such Award, which shall be considered Performance-Based Compensation.

        (b)    Compliance with Code Section 162(m).    If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 16(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 16, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered "non-GAAP financial measures" within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m), such as in connection with an event described in Section 12(a), to prevent the dilution or enlargement of a Participant's rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 16 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as "performance-based compensation" under Code Section 162(m).

        (c)    Limitations.    Subject to adjustment as provided in Section 12(a), the maximum number of Shares that may be the subject of Full Value Awards of Performance-Based Compensation granted to any Participant during any fiscal year of the Company shall not exceed 150,000 Shares.

        (d)    Performance Measures.    For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 16, the performance measures to be utilized shall be limited to one or a combination of two or more of the following: (i) revenue; (ii) net earnings; (iii) earnings before income taxes; (iv) earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; (v) operating income; (vi) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue; (vii) margins (including, but not limited to, one or more of gross, operating and net earnings margins); (viii) shareholders' equity; (ix) share price; (x) total shareholder return; (xi) improvement in or attainment of cost and/or expense levels or cost and/or expense savings; (xii) cash flow; (xiii) market share; (xiv) same-store sale increases; (xv) increases in the number of store locations; (xvi) asset quality; (xvii) non-performing assets; (xviii) operating assets; (xix) operating expenses; (xx) economic value added; (xxi) improvement in or attainment of working capital levels, (xxii) employee retention; (xxiii) customer satisfaction; (xxiv) implementation or completion of critical projects; (xxv) balance of cash, cash equivalents and marketable securities; (xxvi) inventory levels; (xxvii) inventory or operating asset turnover; and (xxviii) accounts receivable levels. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, may relate to one or any combination of corporate, business unit, department, division, Affiliate or individual performance, and may be expressed in terms of differing levels of achievement, such as minimum threshold, target and maximum levels.

17.    Other Provisions.

        (a)    Unfunded Plan.    The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

        (b)    Limits of Liability.    Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

        (c)    Compliance with Applicable Legal Requirements.    No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company's Shares may, at the time, be listed. The Committee may, in its discretion, suspend the right to exercise Options or SARs to be settled in Shares, or delay the payment or settlement of any other Awards to be paid or settled in Shares, during any period in which the issuance of such Shares would not be in compliance with any applicable legal or securities exchange requirements. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

        (d)    Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

        (e)    Governing Law.    To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

        (f)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (g)    Code Section 409A.    It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and the Committee shall endeavor to structure Awards and administer and interpret the Plan in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

          (1)   If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A; and

          (2)   If any amount shall be payable with respect to any such Award as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant's separation from service or (ii) the Participant's death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

Neither the Company, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant's tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

        (h)    Rule 16b-3.    It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 17(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

        (i)    Forfeiture and Compensation Recovery.

          (1)   The Committee may specify in an Agreement that the Participant's rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause, violation of any material Company or Affiliate policy, breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

          (2)   Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Dear Shareholder, The 2012 Annual Meeting of Shareholders of Buffalo Wild Wings, Inc., will be held at the Marriott Minneapolis West/St. Louis Park, 9960 Wayzata Blvd., Minneapolis, MN 55426, on Wednesday, May 2, 2012, at 9:00 AM (CDT). Proposals to be considered at the Annual Meeting: (1) to elect eight Directors to serve until the 2013 annual meeting of shareholders of the Company. (2) to approve an advisory vote relating to executive officer compensation as disclosed in the 2012 Proxy Statement. (3) to approve the amendment and restatement of the Cash Incentive Plan. (4) to approve the 2012 Equity Incentive Plan. (5) to ratify the appointment of KPMG LLP. (6) to consider and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote “FOR” all proposals. Label Area 4” x 1 1/2” The Proxy Materials are available for review at: http://www.cstproxy.com/buffalowildwings/2012 BuffaloWildWings, Inc. 5500 Wayzata Boulevard, Suite 1600 Minneapolis, MN 55416 Label Area 4” x 1 1/2” You May Vote Your ProxyWhen You View The Material On The Internet. YouWill Be Asked To Follow The Prompts To Vote Your Shares. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. *Shareholders are cordially invited to attend the Annual Meeting and vote in person. Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares. THIS AREA LEFT BLANK INTENTIONALLY COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: NOTICE OF ANNUALMEETING OF SHAREHOLDERS to be held on Wednesday, May 2, 2012 8042A BuffaloWingsNotic_02 3/9/12 11:55 AM Page 1

Buffalo WildWings, Inc. 5500 Wayzata Boulevard, Suite 1600 Minneapolis, MN 55416 Important Notice Regarding the Availability Of Proxy Materials For the ShareholderMeeting to Be Held OnWednesday, May 2, 2012 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before April 23, 2012 to facilitate a timely delivery. The following Proxy Materials are available to you to review at: http://www.cstproxy.com/buffalowildwings/2012 - the Company’s Annual Report for the year ended December 25, 2011. - the Company’s 2012 Proxy Statement (including all attachments thereto) - any amendments to the foregoing materials that are required to be furnished to shareholders. ACCESSING YOUR PROXYMATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID, 9-digit proxy number and 10-digit account number. REQUESTING A PAPER COPY OF THE PROXYMATERIALS By telephone please call 1-888-221-0690, or By logging on to http://www.cstproxy.com/buffalowildwings/2012 or By email at: proxy@continentalstock.com Please include the company name and your account number in the subject line. 8042A BuffaloWingsNotic_02 3/9/12 11:55 AM Page 2

X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY 1. Election of Directors 2. Advisory vote relating to executive officer compensation as disclosed in the 2012 Proxy Statement 3. Approve the amendment and restatement of the Cash Incentive Plan FOR WITHHOLD AUTHORITY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. INSTRUCTION (To withhold authority to vote for any individual nominee, mark an X in “FOR” and strike a line through the nominee’s name in the list above) Signature Signature Date , 2012. NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: 6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. 4. Approve the 2012 Equity Incentive Plan THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS. 01. Sally J. Smith 02. Robert W. Macdonald 03. J. Oliver Maggard 04. James M. Damian 05. Dale M. Applequist 06. Warren E. Mack 07. Michael P. Johnson 08. Jerry R. Rose VOTE BY INTERNET QUICK EASY IMMEDIATE Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Buffalo Wild Wings, Inc. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR As a shareholder of Buffalo Wild Wings, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 1, 2012. 5. Ratify the appointment of KPMG LLP FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 8042 Buffalo Wild Wings_03 3/9/12 11:53 AM Page 1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS BUFFALO WILD WINGS, INC. ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, MAY 2, 2012, 9:00 A.M. CENTRAL DAYLIGHT TIME The undersigned appoints Sally J. Smith and Mary J. Twinem, and each of them, as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Buffalo Wild Wings, Inc. held of record by the undersigned at the close of business on March 8, 2012 at the Annual Meeting of Shareholders of Buffalo Wild Wings, Inc. to be held at 9:00a.m. CDT on May 2, 2012, or at any adjournment thereof, at the Marriott Minneapolis West/St. Louis Park, 9960 Wayzata Blvd., Minneapolis, MN 55426. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at: http://www.cstproxy.com/buffalowildwings/2012 BUFFALO WILD WINGS, INC. 5500 WAYZATA BOULEVARD, SUITE 1600 MINNEAPOLIS, MINNESOTA 55416 8042 Buffalo Wild Wings_03 3/9/12 11:53 AM Page 2

QuickLinks

OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CORPORATE GOVERNANCE
GOVERNANCE COMMITTEE REPORT
ELECTION OF DIRECTORS (Proposal #1)
COMPENSATION DISCUSSION AND ANALYSIS
Total Rewards Principles
ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION (Proposal #2)
APPROVAL OF AN AMENDED AND RESTATED CASH INCENTIVE PLAN (Proposal #3)
APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN (Proposal #4)
EXECUTIVE COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal #5)
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
FORM 10-K
APPENDIX A
BUFFALO WILD WINGS, INC. AMENDED AND RESTATED CASH INCENTIVE PLAN
ARTICLE 1. PURPOSE
ARTICLE 2. ADMINISTRATION
ARTICLE 3. PARTICIPATION
ARTICLE 4. BONUS PAYMENTS
ARTICLE 5. MISCELLANEOUS PROVISIONS
APPENDIX B
BUFFALO WILD WINGS, INC. 2012 EQUITY INCENTIVE PLAN